                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER, dated as of March 9, 1999, among ANCHOR GAMING, a Nevada corporation ("Parent"), OLIVE AP ACQUISITION CORPORATION, a Delaware corporation and a direct wholly-owned subsidiary of Parent ("Merger Sub"), and POWERHOUSE TECHNOLOGIES, INC., a Delaware corporation (the "Company").

                             PRELIMINARY STATEMENTS

         A. The respective Boards of Directors of Parent, Merger Sub and the Company have approved the merger of Merger Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL"), whereby the issued and outstanding shares of common stock of the Company, $.01 par value per share (the "Company Common Stock"), will be converted into the right to receive cash consideration of $19.50 per share (the "Per Share Amount").

         B. The Merger requires the approval of the holders of a majority of the outstanding shares of the Company Common Stock (the "Company Stockholder Approval").

         C. Concurrently with the execution and delivery of this Agreement and as a condition and inducement to each of Parent's and Merger Sub's willingness to enter into this Agreement, certain stockholders of the Company named on Exhibit A-1 have entered into or agreed to enter into Voting Agreements (the "Voting Agreements") with Parent, substantially in the form of Exhibit A-2, pursuant to which such stockholders have agreed, among other things, to vote all shares of Company Common Stock beneficially owned by such stockholders, or for which such stockholders exercise voting power pursuant to an irrevocable proxy, in favor of approval and adoption of this Agreement and the Merger.

         D. Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

         In consideration of the representations, warranties, covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which all parties hereby acknowledge, the parties agree as follows:

                                    ARTICLE I

                                   THE MERGER

         SECTION 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, Merger Sub will be merged with and into the Company at the Effective Time (as defined in Section 1.3). Following the Merger, the separate corporate existence of Merger Sub will cease and the Company will continue as the surviving corporation (the "Surviving Corporation") and will succeed to and assume all the rights and obligations of the Company and of Merger Sub in accordance with the DGCL. At the election of Parent or Merger Sub, any one or more direct or indirect wholly-owned subsidiaries of Parent incorporated under the laws of the State of Delaware may be substituted for Merger Sub as a constituent corporation in the Merger. As used in this Agreement, the term "Merger Sub" refers to any such substituted corporation.

         SECTION 1.2 Closing. The closing of the Merger will take place at 10:00 a.m. on a date to be specified by the parties, which will be no later than the second business day after satisfaction or waiver of the conditions set forth in
Article VI (the "Closing Date"), at the offices of Parent, unless another time, date or place is agreed to in writing by the parties to this Agreement.

         SECTION 1.3 Effective Time. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, the parties will prepare, execute and acknowledge and thereafter file a certificate of merger in such form as is required by the DGCL and will make all other filings or recordings required under the DGCL. The Merger will become effective at such time as such filings are made with the Delaware Secretary of State, or at such other time as Merger Sub and the Company agree should be specified in such filings (the date and time of such filing, or such later date or time as may be set forth therein, being the "Effective Time").

         SECTION 1.4 Effects of the Merger. The Merger will have the effects set forth in Section 259 of the DGCL and all other effects specified in the applicable provisions of the DGCL. Without limiting the foregoing, at the Effective Time, all properties, rights, privileges, powers, and franchises of the Company and Merger Sub will vest in the Surviving Corporation and all debts, liabilities, obligations, and duties of the Company and Merger Sub will become the debts, liabilities, obligations, and duties of the Surviving Corporation.

         SECTION 1.5 Certificate of Incorporation and Bylaws. At the Effective Time, the certificate of incorporation and bylaws of the Surviving Corporation will be amended to be in the form of Exhibits B and C, respectively (except that the name of the Surviving Corporation will be changed to Powerhouse Technologies, Inc.).

         SECTION 1.6 Directors. The directors of Merger Sub at the Effective Time will continue as the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

         SECTION 1.7 Officers. The officers of the Company immediately prior to the Effective Time will be the initial officers of the Surviving Corporation and will hold office until the earlier of their death, resignation or removal.

         SECTION 1.8 Additional Actions. If, at any time after the Effective Time, the Surviving Corporation considers or is advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Merger Sub or the Company or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of Merger Sub or the Company, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of Merger Sub or the Company, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.


                                   ARTICLE II

                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
                 CONSTITUENT CORPORATIONS; MERGER CONSIDERATION

         SECTION 2.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any shares of capital stock of the Company or any shares of capital stock of Merger Sub:

         (a) Each share of the capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into and exchanged for one fully paid and nonassessable share of common stock of the Surviving Corporation.

         (b) Each share of Company Common Stock that is owned by the Company or by any subsidiary of the Company and each share of Company Common Stock that is owned by Parent, Merger Sub or any other subsidiary of Parent immediately prior to the Effective Time will automatically be canceled and retired without any conversion thereof and no consideration will be delivered with respect thereto.

         (c) (i) Except for shares to be canceled in accordance with Section 2.1(b), each share of the Company Common Stock issued and outstanding as of the Effective Time (the "Shares") will be automatically canceled and extinguished and converted into the right to receive in cash the Per Share Amount (the "Merger Consideration") without interest, less any required withholding taxes, upon surrender of the certificate formerly representing such Shares in accordance with Section 2.3.

                  (ii) As of the Effective Time, all such Shares will no longer be outstanding and will automatically be canceled and retired and will cease to exist, and each certificate previously representing any such Shares will thereafter represent the right to receive the Merger Consideration. The holders of such certificates previously evidencing such Shares outstanding immediately prior to the Effective Time will cease to have any rights with respect to such Shares as of the Effective Time, except as otherwise provided in this Agreement or by law. Such certificates previously representing Shares will be exchanged for the Merger Consideration upon the surrender of such certificates in accordance with the provisions of
Section 2.3, without interest.

         SECTION 2.2.  Appraisal Rights.

         (a) Notwithstanding anything in this Agreement to the contrary, Shares that are issued and outstanding immediately prior to the Effective Time and that are held by stockholders that have complied in all respects with the requirements of the DGCL concerning the right of a stockholder of the Company to dissent from the Merger and to require an appraisal of such Shares in the manner provided in the DGCL, if applicable, and that, as of the Effective Time, have not effectively withdrawn or lost such right to appraisal (the "Dissenting Shares") will not be converted into or represent a right to receive the Merger Consideration, but the holders of such Dissenting Shares will be entitled only to such rights as are granted under Section 262 of the DGCL. Each holder of Dissenting Shares that becomes entitled to payment for such Shares pursuant to such section of the DGCL will receive payment for such Dissenting Shares from the Surviving Corporation in accordance with the DGCL; provided, however, that to the extent that any holder or holders of Shares have failed to establish the entitlement to appraisal rights as provided in Section 262 of the DGCL, such holder or holders (as the case may be) will forfeit the right to appraisal of such Shares and each such Share will thereupon be deemed to have been converted, as of the Effective Time, into and represent the right to receive payment from the Surviving Corporation of the Merger Consideration, without interest.

         (b) The Company will give the Parent and the Purchaser (i) prompt notice of any written demands for appraisal, withdrawals of demands for appraisal, and any other instrument served pursuant to Section 262 of the DGCL received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under Section 262 of the DGCL. The Company will not, except with the express written consent of the Parent, voluntarily make any payment with respect to any demands for appraisal or settle or offer to settle any such demands.

         SECTION 2.3.  Payment for Shares.

         (a) Prior to the Effective Time, Merger Sub will appoint a bank or trust company reasonably acceptable to the Company as agent for the holders of Shares (the "Paying Agent") to receive and disburse the Merger Consideration to which holders of Shares become entitled pursuant to Section 2.1(c). At the Effective Time, Merger Sub or Parent will provide the Paying Agent with sufficient cash to allow the Merger Consideration to be paid by the Paying Agent for each Share then entitled to receive the Merger Consideration (the "Payment Fund").

         (b) Promptly after the Effective Time, Merger Sub or Parent will cause the Paying Agent to mail to each record holder of an outstanding certificate or certificates representing Shares that as of the Effective Time represent the right to receive the Merger Consideration (the "Certificates"), a form of letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon proper delivery of the Certificates to the Paying Agent) and instructions for use in effecting the surrender of the Certificates for payment. Upon surrender to the Paying Agent of a Certificate, together with such letter of transmittal duly executed and completed in accordance with its instructions and such other documents as may be requested, the holder of such Certificate will be entitled to receive in exchange for such Certificate, subject to any required withholding of taxes, the Merger Consideration and such Certificate will forthwith be canceled. No interest will be paid or accrued on the Merger Consideration upon the surrender of the Certificates. If payment or delivery is to be made to a person other than the person in whose name the Certificate surrendered is registered, it will be a condition of payment or delivery that the Certificate so surrendered be properly endorsed, with signature properly guaranteed, or otherwise be in proper form for transfer and that the person requesting such payment or delivery pay any transfer or other taxes required by reason of the payment or delivery to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 2.3(b), each Certificate (other than Certificates held by persons referred to in Section 2.1(b)) will represent for all purposes only the right to receive the Merger Consideration, without interest and subject to any required withholding of taxes. Notwithstanding the foregoing, neither the Paying Agent nor any party to this Agreement will be liable to a holder of Shares for any Merger Consideration delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

         (c) Promptly following the date that is six months after the Effective Time, the Paying Agent will return to the Surviving Corporation all cash, certificates and other property in its possession that constitute any portion of the Payment Fund, and the duties of the Paying Agent will terminate. Thereafter, each holder of a Certificate formerly representing a Share may surrender such Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefor the Merger Consideration without any interest. Neither Parent, Merger Sub, nor the Surviving Corporation will be liable to any holder of Shares for any amount paid to a public official pursuant to applicable abandoned property, escheat or similar laws. If Certificates are not surrendered prior to midnight on the fourth anniversary of the Effective Time, unclaimed amounts of the Payment Fund will, to the extent permitted under applicable law, become the property of the Surviving Corporation. Notwithstanding the foregoing, the Surviving Corporation will be entitled to receive from time to time all interest or other amounts earned with respect to the Payment Fund as such amounts accrue or become available.

         (d) After the Effective Time there will be no registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Parent and Merger Sub as follows:

         SECTION 3.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority and any necessary governmental authority to own, operate, and lease its properties and assets and to carry on its business as it is now being conducted, except for failures to have such power and authority as could not reasonably be expected to result in a Company Material Adverse Effect (as defined below). The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification or licensing necessary, except for failures to be so qualified or licensed and in good standing as could not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect. Copies of the certificate of incorporation and bylaws of the Company, including all amendments, have been delivered to Parent and Merger Sub and such copies are accurate and complete. The certificate of incorporation and bylaws of the Company are in full force and effect and the Company is not in default of the performance, observation, or fulfillment of any provision of its certificate of incorporation or bylaws. For the purposes of this Agreement, "Company Material Adverse Effect" or "Company Material Adverse Change" means any change or effect that, individually or when taken together with all such other changes or effects, could reasonably be expected to be materially adverse to the condition (financial or other), business, properties, assets, liabilities, results of operations, or legal or regulatory environment of the Company and its subsidiaries, taken as a whole.

         SECTION 3.2 Subsidiaries. Schedule 3.2 contains a list of each subsidiary of the Company and its jurisdiction of incorporation or organization. The Company is, directly or indirectly, the record and beneficial owner of all the outstanding shares of capital stock of each of its subsidiaries, there are no proxies or voting agreements with respect to any such shares, and no equity security of any of its subsidiaries is or may become required to be issued by reason of any options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock of any such subsidiary, and there are no contracts, commitments, understandings or arrangements by which any subsidiary is bound to issue additional shares of its capital stock or securities convertible into or exchangeable for such shares. All such shares directly or indirectly owned by the Company are owned by the Company or a wholly-owned subsidiary of the Company, free and clear of any claim, lien, encumbrance or agreement, except for liens listed on Schedule 3.2. Each subsidiary of the Company is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority and any necessary governmental authority to own, operate, or lease its properties and assets and to carry on its business as it is now being conducted, except for failures as could not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect. Each subsidiary of the Company is duly qualified or licensed to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification or licensing necessary, except for failures to be so qualified, licensed or in good standing as could not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect. Copies of the charter documents, bylaws or equivalent organizational documents of each subsidiary of the Company have been delivered to Parent and are accurate and complete. Neither the Company nor any subsidiary of the Company (a) beneficially owns any equity interests in any entities that are not subsidiaries of the Company or (b) is party to any joint venture, partnership or similar arrangement.

         SECTION 3.3 Authorized Capital. As of March 4, 1999, the authorized capital stock of the Company consists solely of (a) 25,000,000 shares of common stock, $.01 par value per share, of which 10,622,957 shares are outstanding and
(b) 10,000,000 shares of preferred stock, $.01 par value per share, of which no shares are outstanding. All of the outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid, nonassessable, and free of preemptive rights. Schedule 3.3 lists each outstanding stock option of the Company (the "Employee Options"), the number of shares covered by such Employee Options, the exercise prices, and the plan or agreement pursuant to which such Employee Options were issued. Except as set forth above or on Schedule 3.3, there are no preemptive rights nor any outstanding subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of the Company or any of its subsidiaries. There are no voting trusts or other understandings to which the Company or any of its subsidiaries is a party with respect to the voting capital stock of the Company or any of its subsidiaries.

         SECTION 3.4 Corporate Authorization. The Company has the full corporate power and authority to execute and deliver this Agreement and, subject to any necessary stockholder approval of the Merger, to consummate the transactions contemplated by this Agreement. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Merger and of the other transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action and, except for any required approval of the Merger and any adoption of this Agreement by the stockholders of the Company in connection with the consummation of the Merger, no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

         SECTION 3.5 Approvals; No Violations. No filing with, and no permit, authorization, consent or approval of, any foreign or domestic public body or authority is necessary for the consummation by the Company of the transactions contemplated by this Agreement, except (i) the filing of a premerger notification and report form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), (ii) the filing with the Securities and Exchange Commission (the "SEC") of (x) the Proxy Statement (as defined in Section 5.2) and (y) such reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iii) the filing of the certificate of merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, and (iv) as set forth on Schedule 3.5. Except as set forth on Schedule 3.5, the execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions contemplated by this Agreement and the compliance by the Company with any of the provisions of this Agreement will not (a) conflict with or result in any breach of any provision of the charters, bylaws or equivalent organizational documents of the Company or any of its subsidiaries; (b) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, lease, contract, agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound; or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any of its subsidiaries or any of their properties or assets, except such violations, conflicts, breaches, defaults, terminations or accelerations referred to in this Section 3.5 as could not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect or adversely affect the ability of any party to perform its obligations under this Agreement.

         SECTION 3.6 SEC Filings; Financial Statements. At least since December 31, 1995, the Company has timely filed with the SEC all forms, reports, statements, and documents required to be filed by it pursuant to the Securities Act of 1933 and the rules and regulations promulgated thereunder (the "Securities Act"), and the Exchange Act, and the rules and regulations promulgated thereunder, together with all amendments thereto and will file all such forms, reports, statements and documents required to be filed by it prior to the Effective Time (collectively, the "Company Reports"), and has otherwise complied in all material respects with the requirements of the Securities Act and the Exchange Act. The Company has made available to Merger Sub accurate and complete copies of all Company Reports and will promptly deliver to Merger Sub any Company Report filed by the Company after the date of this Agreement. As of their respective dates, the Company Reports did not and (in the case of Company Reports filed after the date of this Agreement) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were or (in the case of Company Reports filed after the date of this Agreement) will be made, not misleading. Each of the historical consolidated balance sheets included in or incorporated by reference into the Company Reports as of its date and each of the historical consolidated statements of income and earnings, stockholders' equity and cash flows included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents or will (in the case of Company Reports filed after the date of this Agreement) fairly present the consolidated financial condition, results of operations, stockholders' equity and cash flows, as the case may be, of the Company and its subsidiaries for the periods set forth (subject, in the case of unaudited statements, to normal year-end audit adjustments), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved. The Company maintains a system of internal accounting controls sufficient to provide that transactions are executed in accordance with management's general or specific authorization, transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, access to assets is permitted only in accordance with management's general or specific authorization and the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         SECTION 3.7 Absence of Certain Liabilities and Changes. Except as set forth on Schedule 3.7, in the audited financial statements of the Company for the period ended and as of December 31, 1998 (a copy of which has been delivered to Parent), or in the Company Reports, neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent, or otherwise that could, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect. Since December 31, 1998, the Company and its subsidiaries have conducted their respective businesses in a manner consistent with past practices, and neither the Company nor any of its subsidiaries has become subject to any liabilities or obligations other than liabilities or obligations incurred in the ordinary course of business consistent with past practices or incurred in connection with this Agreement, or the Merger and disclosed in the Company Reports or consisting of legal, printing, accounting and other customary fees (but not including those of Lehman Brothers, Inc., or in the audited financial statements of the Company as of and for the period ended December 31, 1998 (a copy of which has been delivered to Parent) the Company's financial advisor (the "Advisor")) not exceeding $800,000 in the aggregate and incurred in connection with this Agreement or the Merger. Except as disclosed on Schedule 3.7, in the Company Reports filed prior to the date of this Agreement and publicly available, since September 30, 1998, the Company has conducted its business only in the ordinary course consistent with prior practice, and there has not been (i) any Company Material Adverse Change, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock, (iii) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iv) any granting by the Company or any of its subsidiaries to any officer or employee of the Company or any of its subsidiaries of (x) any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the Company Reports filed prior to the date of this Agreement or (y) any right to participate in (by way of bonus or otherwise) the profits of the Company or any of its subsidiaries except in the ordinary course of business consistent with past practice, (v) any granting by the Company or any of its subsidiaries to any such officer or employee of any increase in severance or termination pay, except as was required under employment, severance or termination agreements in effect as of the date of the most recent audited financial statements included in the Company Reports filed prior to the date of this Agreement and publicly available, (vi) any entry into, or renewal or modification, by the Company or any of its subsidiaries, of any employment, consulting, severance or termination agreement with any officer, director or employee of the Company or any of its subsidiaries, (vii) any damage, destruction or loss, whether or not covered by insurance, that has or could reasonably be expected to have a Company Material Adverse Effect, (viii) any change in accounting methods, principles or practices by the Company materially affecting its assets, liabilities or business, or (ix) any other action taken by the Company or any of its subsidiaries which, if Section 5.1 had then been in effect, would have been prohibited by such Article if taken without Parent's consent (and no agreement, understanding, obligation or commitment to take any such action exists).

         SECTION 3.8 Compliance with Applicable Law.

         (a) The Company and each of its subsidiaries currently hold and are in compliance with the terms of all licenses, permits and authorizations necessary for the lawful conduct of their respective businesses, and have complied with, and neither the Company nor any of its subsidiaries is in violation of, or in default under, the applicable statutes, ordinances, rules, regulations, orders or decrees of any federal, state, local or foreign governmental bodies, agencies or authorities having, asserting or claiming jurisdiction over it or over any part of its operations or assets, except for violations that could not, individually or in the aggregate reasonably be expected to, result in a Company Material Adverse Effect. The businesses of the Company and its subsidiaries are not being and have not been conducted in violation of any law, ordinance or regulation of any governmental authorities and regulatory agencies except for violations as could not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect. No investigation or review by any governmental bodies or authorities or regulatory agencies with respect to the Company or any of its subsidiaries is pending or, to the knowledge of the Company, threatened, nor, to the knowledge of the Company, have any governmental bodies or authorities or regulatory agencies indicated in intention to conduct such an investigation or review (other than routine investigations and reviews by gaming regulatory authorities to which the Company is subject in the ordinary course of its business), and no fine has been levied against, or order entered with respect to, the Company or any subsidiary by any governmental body or authority or regulatory agency.

         (b) The Company and each of its subsidiaries are, and each of their respective directors, officers and persons performing management functions similar to officers are, in compliance with all applicable Gaming Laws (as defined below), except for noncompliance which could not reasonably be expected to have a Company Material Adverse Effect. None of the Company, any subsidiary of the Company or any director or officer of the Company or any subsidiary of the Company has received any written claim, demand, notice, complaint, court order or administrative order from any governmental entity in the past three years, asserting that a license of it or them, as applicable, under any Gaming Laws is being or may be revoked or suspended other than such claims, demands, notices, complaints, court orders or administrative orders which could not reasonably be expected to have a Company Material Adverse Effect. The term "Gaming Laws" means any federal, state, local or foreign statute, ordinance, rule, regulation, permit, consent, registration, finding of suitability, approval, license, judgment, order, decree, injunction or other authorization, including any condition of limitation placed thereon, governing or relating to the current or contemplated casino and gaming activities and operations of the Company or any of its subsidiaries.

         SECTION 3.9 Termination, Severance, and Employment Agreements. Set forth on Schedule 3.9 is a complete and accurate list of each (a) employment, severance or collective bargaining agreement not terminable without liability or obligation on 60 days' or less notice; (b) agreement with any director, executive officer or other key employee, agent or contractor of the Company or any subsidiary of the Company (i) the benefits of which are contingent, or the terms of which are materially altered, on the occurrence of a transaction involving the Company or any subsidiary of the Company of the nature of any of the transactions contemplated by this Agreement or relating to an actual or potential change in control of the Company or any of its subsidiaries or (ii) providing any term of employment or other compensation guarantee or extending severance benefits or other benefits after termination not comparable to benefits available to employees, agents, or contractors generally; (c) agreement, plan or arrangement under which any person may receive payments that may be subject to the tax imposed by Section 4999 of the Internal Revenue Code of 1986 (the "Code") or included in the determination of such person's "parachute payment" under Section 280G of the Code; and (d) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. Except as disclosed on Schedule 3.9, since September 30, 1998, neither the Company nor any of its subsidiaries has entered into or amended any employment or severance agreement with any director, officer or key employee or, granted any severance or termination pay to any officer, director or key employee of the Company or any of its subsidiaries.

         SECTION 3.10 Employee Benefits.

         (a) Set forth in Schedule 3.10 is a complete and correct list of all "Employee Benefit Plans" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), all plans or policies providing for "fringe benefits" (including but not limited to vacation, paid holidays, personal leave, employee discounts, educational benefits or similar programs), and each other bonus, incentive compensation, deferred compensation, profit sharing, stock, severance, retirement, health, life, disability, group insurance, employment, stock option, stock purchase, stock appreciation right, supplemental unemployment, layoff or any other similar plan, agreement, policy or understanding (whether written or oral, qualified or nonqualified, currently effective or terminated), and any trust, escrow or other agreement related thereto, which (i) is or has been established, maintained or contributed to by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate has any liability, or (ii) provides benefits, or describes compensation or benefit policies or procedures applicable, to any officer, employee, director, former officer, former employee or former director of the Company or any ERISA Affiliate, or any dependent thereof, regardless of whether funded (each, an "Employee Plan," and collectively, the "Employee Plans"). The term "ERISA Affiliate" shall mean any corporation, trade or business the employees of which, together with the employees of the Company, are required to be treated as employed by a single employer under the provisions of ERISA or Code Section 414.

         (b) Neither the Company nor any ERISA Affiliate has at any time maintained any plan subject to the provisions of Title IV of ERISA or contributed, or been obligated to contribute, to any "multiemployer plan" within the meaning of ERISA Section 4001(a)(3).

         (c) With respect to each Employee Benefit Plan that is a "pension plan" within the meaning of ERISA Section 3(2), no "accumulated funding deficiency" within the meaning of ERISA Section 302 or Code Section 412 has occurred and all contributions required under any such plan have been timely made. With respect to each such plan which is intended to constitute a qualified plan under Code
Section 401(a):

                  (i) such plan has satisfied in form the requirements of such exception except to the extent amendments are not required by law to be made until after the Closing Date;

                  (ii) the Internal Revenue Service has issued a favorable determination letter as to the qualified status of the plan;

                  (iii) there has been no termination or partial termination of the plan; and

                  (iv) the plan has been operated and administered in material compliance with its terms and applicable laws.

         (d) Each Employee Benefit Plan has been operated in material compliance with ERISA, the Code, and other applicable law.

         (e) With respect to each Employee Benefit Plan, the Company has furnished to Merger Sub true, correct and complete copies of (i) the plan documents (including amendments and summary plan descriptions); (ii) the most recent determination letter received from the Internal Revenue Service; (iii) the annual reports (Form 5500) required to be filed for the three most recent plan years of each such Employee Benefit Plan; and (iv) all related trust agreements, insurance contracts or other funding agreements which implement such Employee Benefit Plan;

         (f) Except as set forth on Schedule 3.10 and to the extent of coverage required under Code Section 4980B, no written or oral representations have been made to any employee or officer or former employee or officer of the Company promising or guaranteeing any coverage under any employee welfare benefit plan (as defined in ERISA Section 3(1)) for an period of time beyond the end of the current plan year.

         (g) Except as set forth on Schedule 3.10, the consummation of the transactions contemplated by this Agreement will not (i) accelerate the time of payment or vesting, or increase the amount of compensation (including amounts due under an Employee Benefit Plan) due to any employee, officer, former employee or former officer of Merger Sub; or (ii) require the Company to make a larger contribution to, or pay greater benefits or provide owner rights under, any Employee Benefit Plan than it otherwise would.

         (h) No condition exists that would subject Merger Sub, any ERISA Affiliate or the Company to any excise tax, penalty tax or fine related to any Employee Benefit Plan, including, but not limited to a violation of Section 406(a) or (b) of ERISA or any "prohibited transaction" (as defined in Code
Section 4975(c)(1)).

         (i) Other than routine claims for benefits, there are no actions, suits, claims, audits or investigations pending or, to the Company's Knowledge, threatened against, or with respect to, any of the Employee Benefit Plans or their assets; and all contributions required to be made to the Employee Benefit Plans have been made timely.

         SECTION 3.11 Taxes. The Company and its subsidiaries have timely filed all federal income tax returns and reports and other material returns and reports relating to federal, state, local and foreign taxes required to be filed. Such reports and returns are true, correct and complete, except for such failures to be true, correct and complete as could not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect. The Company and its subsidiaries have paid or made adequate provision for all taxes owed except taxes that if not so paid or provided for could not reasonably be expected to result in a Company Material Adverse Effect, and, except as disclosed in Schedule 3.11, no unpaid deficiencies in taxes or other governmental charges for any period have been proposed or assessed by any government taxing authority and, to the knowledge of the Company, no government tax authority is threatening to propose or assess against the Company or any of its subsidiaries any such deficiency or charge that could, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect. The Company and its subsidiaries have withheld or collected and paid over to the appropriate governmental authorities or are properly holding for such payment all taxes required by law to be withheld or collected, except for such failures to have so withheld or collected and paid over, or to be so holding for payment as could not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect. There are no material liens for taxes upon the assets of the Company or its subsidiaries, other than liens for current taxes not yet due and payable and liens for taxes that are being contested in good faith by appropriate proceedings diligently prosecuted and listed on Schedule 3.11. Neither the Company nor any of its subsidiaries has agreed to or is required to make any adjustment under Section 481(a) of the Code. Neither the Company nor any of its subsidiaries has made any election under Section 341(f) of the Code. There are no outstanding agreements, waivers or arrangements extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, taxes due from or with respect to the Company or any of its subsidiaries for any taxable period. No claim has been made by a taxing authority in a jurisdiction in which the Company does not file tax returns that the Company is required to file tax returns in such jurisdiction, and, to the Company's knowledge, no taxing authority could reasonably make such a claim. The Company has not been a member of an affiliated group as defined in Section 1504 of the Code (or any analogous combined, consolidated or unitary group as defined under state, local or foreign income tax law) other than one of which the Company was the common parent. The Company has no obligation or liability for the payment of taxes of any other person arising as a result of any obligation to indemnify another person or as a result of the Company assuming or succeeding to the tax liability of any other person as a successor, transferee or otherwise. The Company will not be required to include any amount in taxable income for any taxable period (or portion thereof) ending after the Effective Time as a result of (A) a change in method of accounting for a taxable period ending prior to the Effective Time, (B) any "closing agreement" as described in
Section 7121 of the Code (or corresponding provision of state, local or foreign income tax laws) entered into prior to the Effective Time, (C) any sale reported on the installment method that occurred prior to the Effective Time or (D) any prepaid amount received prior to the Effective Time. All taxes accrued but not yet due and all contingent liabilities for taxes are adequately reflected in the reserves for taxes in the financial statements contained in the Company Reports. Except as set forth on Schedule 3.11, there has been no "ownership change" as described in Section 382 of the Code that has resulted in any limitation on the Company's ability to offset pre-change losses against its taxable income.

         SECTION 3.12 Litigation. Except as set forth on Schedule 3.12, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or any of their respective properties or assets before any court, regulatory agency or tribunal that, individually or in the aggregate, if adversely determined, could reasonably be expected to result in a Company Material Adverse Effect. Neither the Company nor any of its subsidiaries is subject to any outstanding order, writ, injunction or decree that, individually or in the aggregate, could reasonably be expected to result in a Company Material Adverse Effect or would prevent or delay the consummation of the transactions contemplated by this Agreement.

         SECTION 3.13 Environmental Matters.

         (a) Except for matters disclosed in Schedule 3.13 and except for matters that are not reasonably expected to result, individually or in the aggregate with all other such matters, in liability to the Company or any of its subsidiaries in excess of $1,000,000, (i) the properties, operations and activities of the Company and its subsidiaries are in compliance with all applicable Environmental Laws (as defined below); (ii) the Company and its subsidiaries and the properties and operations of the Company and its subsidiaries are not subject to any existing, pending or, to the knowledge of the Company, threatened action, suit, claim, investigation, inquiry or proceeding by or before any governmental authority under any Environmental Laws;
(iii) all notices, permits, licenses, or similar authorizations, if any, required to be obtained or filed by the Company or any of its subsidiaries under any Environmental Laws in connection with any aspect of the business of the Company or its subsidiaries, including, without limitation, those relating to the treatment, storage, disposal or release of a hazardous or otherwise regulated substance, have been duly obtained or filed and will remain valid and in effect after the Merger, and the Company and its subsidiaries are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations; (iv) the Company and its subsidiaries have satisfied and are currently in compliance with all financial responsibility requirements applicable to their operations and imposed by any governmental authority under any Environmental Laws, and the Company and its subsidiaries have not received any notice of noncompliance with any such financial responsibility requirements;
(v) to the Company's knowledge, there are no physical or environmental conditions existing on any property of the Company or its subsidiaries or resulting from the Company's or such subsidiaries' operations or activities, past or present, at any location, that would give rise to any on-site or off-site remedial obligations imposed on the

Company or any of its subsidiaries under any Environmental Laws or that would effect the soil, groundwater or surface water or human health (to the extent of exposure to hazardous substances); (vi) to the Company's knowledge, since the effective date of the relevant requirements of applicable Environmental Laws and the extent required by such applicable Environmental Laws, all hazardous or otherwise regulated substances generated by the Company and its subsidiaries have been transported only by carriers authorized under Environmental Laws to transport such substances and wastes, and disposed of only treatment, storage, and disposable facilities authorized under Environmental Laws to treat, store or dispose of such substances and wastes; (vii) there has been no exposure of any person or property to hazardous substances or any pollutant or contaminant, nor has there by any release of hazardous substances, or any pollutant or contaminant into the environment by the Company or its subsidiaries or in connection with their properties or operations that could reasonably be expected to give rise to any claim against the Company or any of its subsidiaries for damages or compensation; and (viii) the Company and its subsidiaries have made available to Parent all internal and external environmental audits and studies and all correspondence on substantial environmental matters in the possession of the Company or its subsidiaries relating to any of the current or former properties or operations of the Company and its subsidiaries.

         (b) For purposes of this Agreement, the term "Environmental Laws" will mean any and all laws, statutes, ordinances, rules, regulations or orders of any Governmental Entity pertaining to health (to the extent of exposure to hazardous substances) the environment currently in effect in any and all jurisdictions in which the Company and its subsidiaries own property or conduct business, including, without limitation, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Hazardous & Solid Waste Amendments Act of 1984, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, the Oil Pollution Act of 1990, any state laws implementing the foregoing federal laws and all other environmental conservation or protection laws. For purposes of this Agreement, the terms "hazardous substance" and "release" have the meanings specified in CERCLA and RCRA and will include petroleum and petroleum products, radon and PCB's and the term "disposal" has the meaning specified in RCRA; provided, however, that to the extent the laws of the state in which the property is located establish a meaning for "hazardous substance," "release" or "disposal" that is broader than that specified in either CERCLA or RCRA, such broader meaning will apply.

         SECTION 3.14 Voting Requirements. The Board of Directors of Company at a meeting duly called and held: (i) determined that the Merger is advisable and fair and in the best interests of the Company and its stockholders; (ii) approved the Merger and this Agreement and the transactions contemplated by this Agreement; (iii) recommended approval of this Agreement and the Merger by the Company's stockholders and directed that the Merger be submitted for consideration by the Company's stockholders; and (iv) adopted a resolution having the effect of causing the Merger not to be subject to Sections 203 of the DGCL. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote is the only vote of the holders of any class or series of the Company's capital stock necessary to approve the Merger, this Agreement and the transactions contemplated by this Agreement.

         SECTION 3.15 Finders and Investment Bankers; Transaction Expenses. Neither the Company nor any of its officers or directors has employed any investment banker, business consultant, financial advisor, broker or finder in connection with the transactions contemplated by this Agreement, except for the Advisor, or incurred any liability for any investment banking, business consultancy, financial advisory, brokerage or finders' fees or commissions in connection with the transactions contemplated hereby, except for fees payable to the Advisor (as reflected in agreements between such firm and the Company, copies of which have been delivered to Parent).

         SECTION 3.16. Insurance. The Company and each of its subsidiaries are currently insured, and during each of the past five calendar years have been insured, for reasonable amounts against such risks as companies engaged in a similar business and similarly situated would, in accordance with good business practice, customarily be insured.

         SECTION 3.17. Title to Properties; Entire Business. The Company and its subsidiaries have good title or a valid and subsisting leasehold interest in and to or a valid and enforceable license to use all material assets, properties and rights owned, used or held for use by them in the conduct of their respective businesses, in each case, free and clear of any liens, claims or encumbrances other than (a) as set forth on Schedule 3.12 or (b) Permitted Liens (as defined below). The Company and its subsidiaries own or have sufficient right to use all assets and properties necessary to conduct their businesses in the manner in which they are currently conducted. As used in this Agreement, a "Permitted Lien" means: (a) a lien of a landlord, carrier, warehouseman, mechanic, materialman or any other statutory lien arising in the ordinary course of business; (b) a lien for taxes not yet due or being contested in good faith; (c) with respect to the right of the Company or its subsidiaries to use any property leased to the Company or its subsidiaries, a lien that arises by the terms of the applicable lease; (d) a purchase money security interest arising in the ordinary course of business; or (e) a lien that does not materially detract from the value of the encumbered property or assets or does not materially detract from or interfere with the use of the encumbered property or assets in the ordinary course of business.

         SECTION 3.18. Intellectual Property Rights. There are no registered patents, trademarks, service marks, trade names or copyrights, or applications for or licenses (to or from the Company or any of its subsidiaries) with respect to any of the foregoing that are material to the Company and its subsidiaries taken as a whole, that (a) are owned by the Company or any of its subsidiaries, or with respect to which the Company or any of its subsidiaries has any rights, or (b) are used, whether directly or indirectly, by the Company or any of its subsidiaries, other than as set forth on Schedule 3.18. Except as set forth in
Schedule 3.18, the Company and its subsidiaries have the right to use the trademarks and trade names set forth on such Schedule 3.18 and any other computer software and software licenses, intellectual property, proprietary information, trade secrets, trademarks, trade names, copyrights, material and manufacturing specifications, drawings and designs used by the Company or any of its subsidiaries (collectively, "Intellectual Property"), without infringing on or otherwise acting adversely to the rights or claimed rights or any person, except to the extent such infringement or actions adverse to another's rights or claimed rights could not reasonably be expected to have a Company Material Adverse Effect. Except as set forth on such
Schedule 3.18, neither the Company nor any of its subsidiaries is obligated to pay any royalty or other consideration material to the Company and its subsidiaries taken as a whole to any person in connection with the use of any Intellectual Property. Except as set forth in such Schedule 3.18 and as could not reasonably be expected to have a Company Material Adverse Effect, to the Company's knowledge, no other person is infringing on the rights of the Company and its subsidiaries in any of their Intellectual Property.

         SECTION 3.19 Major Customers. The Company has made available to Parent a list of the ten largest customers by dollar volume of the Company and its subsidiaries (the "Major Customers"), with the amount of revenues attributable to each such customer, for each fiscal years ending December 31, 1997 and 1998. Except as set forth on Schedule 3.19, none of the Major Customers has terminated or materially altered its relationship with the Company since January 1, 1997 or, to the Company's knowledge, threatened to do so or otherwise notified the Company of its intention to do so, and there has been no material dispute with any of the Major Customers since January 1, 1997.

         SECTION 3.20. Year 2000 Compliance. The disclosures in the Company's Quarterly Report on Form 10-Q for the period ending September 30, 1998 regarding the "status of Year 2000 Compliance" are true, complete and correct in all material respects as if made on the date of this Agreement.

         SECTION 3.21. Certain Material Contracts. Except as disclosed on
Schedule 3.21, there is no contract or agreement that is material to the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole. Each material contract disclosed on Schedule 3.21 is, to the extent it purports to be, a valid and legally binding obligation of the Company or its subsidiaries, as applicable, and is in full force and effect. Neither the Company nor any of its subsidiaries is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice, or both, would cause such a violation or default under) any loan or credit agreement, note, bond, mortgage, indenture, lease or any other contract, agreement, arrangement or understanding to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that could not reasonably be expected to have a Company Material Adverse Effect.

         SECTION 3.22. Insider Interests. Except as set forth on Schedule 3.22, no person that beneficially owns in excess of 5% of the outstanding Company Common Stock nor any executive officer or director of the Company or any of its subsidiaries or any affiliate of any officer or director of the Company or any of its subsidiaries (as the term "affiliate" is defined in Rule 12b-2 under the Exchange Act) (a) has any interest in any assets or property (whether real or personal, tangible or intangible) of or used in the business of the Company or any subsidiary of the Company (other than as an owner of outstanding securities of the Company); (b) (except for any person that beneficially owns in excess of 5% of the outstanding Company Common Stock) has any direct or indirect interest of any nature whatsoever in any person or business which competes with, conducts any business similar to, has any arrangement or agreement (including arrangements regarding the shared use of personnel or facilities) with (whether as a customer or supplier or otherwise), or is involved in any way with, the Company or any subsidiary of the Company; or (c) is indebted or otherwise obligated to the Company. The Company is not indebted or otherwise obligated to any such person, except for amounts due under normal arrangements applicable to all employees generally as to salary or reimbursement of ordinary business expenses not unusual in amount or significance. As of the date of this Agreement, except for claims and proceedings listed on Schedule 3.22, there are no losses, claims, damages, costs, expenses, liabilities or judgments which would entitle any director, officer or employee of the Company or any of its subsidiaries to indemnification by the Company or its subsidiaries under applicable law, the certificate of incorporation or bylaws of the Company or any of its subsidiaries or any insurance policy maintained by the Company or any of its subsidiaries.

         SECTION 3.23 Noncompetition. The Company and its subsidiaries are not, and after the Effective Time neither the Surviving Corporation nor Parent will be (by reason of any agreement to which the Company is a party), subject to any noncompetition or similar restriction on their respective businesses.

                                   ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

         Parent and Merger Sub represent and warrant to the Company as follows:

         SECTION 4.1 Organization and Qualification. Each of Parent and Merger Sub is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority and any necessary governmental authority to carry on its business as now conducted. Each of Parent and Merger Sub is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification or licensing necessary, except for failures to be so duly qualified or licensed and in good standing as could not, individually or in the aggregate, reasonably be expected to result in a Parent Material Adverse Effect. For the purposes of this Agreement, "Parent Material Adverse Effect" or "Parent Material Adverse Change" means any change or effect that, individually or when taken together with all such other changes or effects, could reasonably be expected to be materially adverse to the condition (financial or other), business, properties, assets, liabilities, results of operations or legal or regulatory environment of Parent and its subsidiaries, taken as a whole.

         SECTION 4.2 Corporate Authorization. Each of Parent and Merger Sub has the full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance by each of Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Merger and of the other transactions necessary for such consummation have been duly and validly authorized by Parent as sole stockholder of Merger Sub and by the Board of Directors of each of Parent and Merger Sub and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and constitutes a valid and binding obligation of each of Parent and Merger Sub, enforceable in accordance with its terms.

         SECTION 4.3 Approvals; No Violations. No filing with, and no permit, authorization, consent or approval of any foreign or domestic public body or authority is necessary for the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement, except (i) the filing of a premerger notification and report form under the HSR Act, (ii) the filing with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iii) the filing of the certificate of merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, and (iv) as set forth on Schedule 4.3. Except as set forth on Schedule 4.3, the execution and delivery of this Agreement by Parent and Merger Sub, the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement and the compliance by them with any of the provisions of this Agreement will not (a) conflict with or result in any breach of any provision of the organizational documents or bylaws of Parent or Merger Sub; (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, or acceleration under), any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, license, lease, contract, agreement, or other instrument or obligation to which Parent or Merger Sub is a party or by which either of them or any of their respective properties or assets may be bound; or (c) violate any order, writ, injunction, decree, statute, rule, or regulation applicable to Parent or Merger Sub or any of their respective properties or assets, except such violations, conflicts, breaches, defaults, terminations, or accelerations referred to in this Section
4.3 as could not, individually or in the aggregate, reasonably be expected to result in a Parent Material Adverse Effect.

         SECTION 4.4 No Prior Activities. Except for obligations or liabilities incurred in connection with its incorporation or organization, or the negotiation and consummation of this Agreement and the transactions contemplated by this Agreement, Merger Sub has not incurred any obligations or liabilities, nor has it engaged in any business or activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

         SECTION 4.5 Information Supplied. None of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement (as defined in Section 5.2) will, at the date the Proxy Statement is first mailed to the stockholders of the Company or at the time of the meeting of the stockholders of the Company held to vote on approval and adoption of this Agreement and the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

         SECTION 4.6 Financing. Purchaser will use its commercially reasonable best efforts to secure sufficient funds on the Closing Date to satisfy its obligations under this Agreement, including, without limitation, preserving its right to borrow pursuant to the terms of a letter dated March 9, 1999 from Bank of America National Trust and Savings Association and NationsBanc Montgomery Securities LLC by securing an extension of such commitment or by executing definitive loan agreements as contemplated by such letter.

                                    ARTICLE V

                                    COVENANTS

         SECTION 5.1 Conduct of Business of the Company.

         (a) Except as expressly contemplated by this Agreement during the period from the date of this Agreement to the Effective Time:

                  (i) Each of the Company and its subsidiaries will conduct its business solely in the ordinary course consistent with past practices.

                  (ii) Neither the Company nor any of its subsidiaries will intentionally take or willfully omit to take any actions that is intended to or could reasonably be expected to result in, a Company Material Adverse Effect.

                  (iii) The Company will use its reasonable best efforts to preserve intact the business organization of the Company and each of its subsidiaries, to keep available the services of its and their present officers and key employees and consultants and to maintain satisfactory relationships with customers, agents, reinsurers, suppliers and other persons having business relationships with the Company or its subsidiaries.

         (b) Without limiting the provisions of Section 5.1(a) or as otherwise expressly provided in this Agreement, neither the Company nor any of its subsidiaries will:

                  (i) issue, sell or dispose of additional shares of capital stock of any class (including shares of Company Common Stock) of the Company or any of its subsidiaries, or securities convertible into or exchangeable for any such shares or securities, or any rights, warrants or options to acquire any such shares or securities, other than shares of Company Common Stock issued upon exercise of the options disclosed in Schedule 3.3, in each case as disclosed on
Schedule 3.3;

                  (ii) redeem, purchase or otherwise acquire, or propose to redeem, purchase or otherwise acquire, any of its outstanding capital stock, or other securities of the Company or any of its subsidiaries;

                  (iii) split, combine, subdivide or reclassify any of its capital stock or declare, set aside, make or pay any dividend or distribution on any shares of its capital stock except for dividends or distributions to the Company and its subsidiaries from their respective subsidiaries;

                  (iv) sell, pledge, dispose of or encumber any of its assets, except for sales, pledges, dispositions or encumbrances in the ordinary course of business consistent with past practices or between the Company and its subsidiaries;

                  (v) incur or modify any indebtedness or issue or sell any debt securities, or assume, guarantee, endorse or otherwise as an accommodation become absolutely or contingently responsible for obligations of any other person, or make any loans or advances, other than in the ordinary course of business consistent with past practices;

                  (vi) adopt or amend any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or other employee benefit agreements, trusts, plans, funds or other arrangements for the benefit or welfare of any director, officer or employee, or (except for normal increases in the ordinary course of business that are consistent with past practices and that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company) increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any existing plan or arrangement (including, without limitation, the granting or vesting of stock options or stock appreciation rights) or take any action or grant any benefit not expressly required under the terms of any existing agreements, trusts, plans, funds or other such arrangements or enter into any contract, agreement, commitment or arrangement to do any of the foregoing, or make or agree to make any payments to any directors, officers, agents, contractors or employees relating to a change or potential change in control of the Company;

                  (vii) acquire by merger, consolidation or acquisition of stock or assets any corporation, partnership or other business organization or division or make any investment either by purchase of stock or securities, contributions to capital (other than to wholly-owned subsidiaries), property transfer or purchase of any material amount of property or assets, in any other person;

                  (viii) amend its certificate of incorporation, bylaws or other comparable charter or organizational documents, or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any material subsidiary of the Company;

                  (ix) take any action other than in the ordinary course of business and consistent with past practices, to pay, discharge, settle or satisfy any claim, liability or obligation (absolute or contingent, accrued or unaccrued, asserted or unasserted, or otherwise);

                  (x) change any method of accounting or accounting practice used by the Company or any of its subsidiaries, except for any change required by reason of a concurrent change in generally accepted accounting principles;

                  (xi) revalue in any respect any of its assets, including, without limitation, writing off notes or accounts receivable other than in the ordinary course of business consistent with past practices;

                  (xii) authorize any new capital expenditure or expenditures
(A) that, when aggregated with all other capital expenditures, exceeds the Company's 1999 capital budget, or (B) that departs from such capital budget with respect to any item of such capital budget by an aggregate amount exceeding $5,000,000 without prior consultation with Parent;

                  (xiii) except in the ordinary course of business consistent with past practice, make any tax election, settle or compromise any federal, state or local tax liability or consent to the extension of time for the assessment or collection of any federal, state or local tax;

                  (xiv) authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of the Company;

                  (xv) enter into any collective bargaining agreement;

                  (xvi) engage in any transaction with, or enter into any agreement, arrangement or understanding with, directly or indirectly, any of the Company's affiliates other than pursuant to such agreements existing on the date of this Agreement and disclosed on Schedules to this Agreement; or

                  (xvii) voluntarily take any action or willfully omit to take any action that could make any representation or warranty in Article III untrue or incorrect in any material respect at any time, including as of the date of this Agreement and as of the Effective Time, as if made as of such time.

         SECTION 5.2 Proxy Statement. Promptly after the execution of this Agreement, the Company and Parent will cooperate with each other and use all reasonable efforts to prepare, and the Company and Parent will file with the SEC, as soon as is reasonably practicable, a proxy statement, together with a form of proxy, or information statement, with respect to the Special Meeting (as defined in Section 5.3). For the purposes of this Agreement, the term "Proxy Statement" means such proxy or information statement filed in final form with the SEC at the time it initially is mailed to the stockholders of the Company and all amendments or supplements thereto, if any, similarly filed and mailed. The parties will use all reasonable efforts to have the Proxy Statement cleared by the SEC as promptly as practicable after filing and, as promptly as practicable after the Proxy Statement has been so cleared, will mail the Proxy Statement to the stockholders of the Company as of the record date for the Special Meeting. The Company represents that none of the information provided or to be provided by it, and Parent and Merger Sub represent that none of the information provided or to be provided by them, for use in the Proxy Statement will, on the date the Proxy Statement is first mailed to the stockholders of the Company and on the date of the Special Meeting, be false or misleading with respect to any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, and Parent, the Company, and Merger Sub each agrees to correct any information provided by it for use in the Proxy Statement that has become false or misleading in any material respect and file such amendments and supplements as are necessary. The Company agrees that the Proxy Statement will comply as to form in all material respects with all applicable requirements of federal securities laws and applicable state laws.

         SECTION 5.3 Action of Stockholders of the Company; Voting.

         (a) The Company will take all action necessary in accordance with the DGCL and the certificate of incorporation and bylaws of the Company, to call, as soon as is practicable, a meeting of its stockholders (the "Special Meeting") at which the stockholders of the Company will consider and vote upon the Merger and this Agreement. Unless the fiduciary duties of the Board of Directors under applicable law require otherwise, the Proxy Statement will contain the unanimous recommendation of the Board of Directors of the Company that the stockholders of the Company vote to adopt and approve the Merger and this Agreement. The Company will, at the request of Parent, use all reasonable efforts to obtain from its stockholders proxies in favor of such adoption and approval and to take all other action necessary, or, in the reasonable judgment of the Company and Parent, helpful to secure the vote or consent of stockholders required by the DGCL to effect the Merger.

         (b) At the Special Meeting, Parent, Merger Sub and their subsidiaries will vote, or cause to be voted, all of the shares of Company Common Stock then owned by any of them in favor of the Merger.

         SECTION 5.4 Additional Agreements. Subject to the terms and conditions of this Agreement and to the fiduciary obligations of the Board of Directors of the Company under applicable law, each of the parties agrees to use their respective best efforts to take, or cause to be taken, all actions to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement (including consummation of the Merger and the financing of the transaction contemplated by this Agreement) and to cooperate with each other in connection with the foregoing, including, without limitation, using their respective best efforts (a) to obtain all necessary waivers, consents and approvals from other parties to loan agreements, leases and other contracts, (b) to obtain all necessary consents, approvals and authorizations as are required to be obtained under any federal, state or foreign law or regulations, (c) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated by this Agreement, (d) to prepare and effect all necessary registrations and filings, and (e) to fulfill all conditions to and covenants contained in this Agreement. If, after the Effective Time, any action is necessary to effect the purposes of this Agreement, the proper officers and directors of each party will take all such necessary action.

         SECTION 5.5 Gaming Approvals.

         (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the Company, Parent and Merger Sub agrees to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, registrations, licenses, findings of suitability, consents, variances, exemptions, orders, approvals and authorizations of all governmental entities which are necessary in connection with the consummation of the transactions contemplated by this Agreement (whether required to be made or obtained prior to or after the Effective Time) (all of the foregoing, collectively "Gaming Approvals") and to comply with the terms and conditions of all such Gaming Approvals. Each of the Company, Parent and Merger Sub (i) will use commercially reasonable best efforts to, and to cause their respective officers, directors and affiliates to, file within 30 days after the date of this Agreement, and in all events will file within 60 days after the date of this Agreement, all required initial applications and documents in connection with obtaining the Gaming Approvals; (ii) will act reasonably and promptly thereafter in responding to additional requests in connection therewith; and (iii) will use commercially reasonable best efforts to secure all requisite Gaming Approvals. Parent and the Company will have the right to review in advance, and to the extent practicable, each will consult with the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to the Company or Parent, as the case may be, and any of their respective subsidiaries, directors, officers and stockholders, which appear in any filing made with, or written materials submitted to, any governmental entity in connection with the Gaming Approvals. The Company and Parent agree to promptly advise each other upon receiving any communication from any governmental entity which causes such party to believe that there is a reasonable likelihood that any Gaming Approval required from such governmental entity will not be obtained or that the receipt of any such approval will be materially delayed.

         (b) If any person becomes an Ineligible Person (as defined below) prior to the Effective Time, then (i) each Ineligible Person will, and the Company will cause each Ineligible Person to, immediately and permanently, resign from any position, including as director or officer, in the Company or any subsidiary of the Company, and each Ineligible Person will have no further management role in the Company or any such subsidiary; (ii) if required to do so by any governmental entity as a condition to licensure, each Ineligible Person will, and the Company will cause each Ineligible Person to, dispose of all of its securities or other ownership interests in the Company; and (iii) each Ineligible Person will, and the Company will cause each Ineligible Person to, cooperate with the Company in their efforts to obtain and retain in full force and effect the Gaming Approvals. "Ineligible Person" means any officer, director or other person who owns any capital stock or other interest in the Company (i) who is denied a Gaming Approval, disqualified from eligibility for a Gaming Approval or found unsuitable by any governmental entity before the Effective Time; (ii) whose continued involvement in the business of the Company as an employee, director, officer or otherwise, may, in Parent's reasonable opinion after consultation with counsel, have a material adverse effect on the likelihood that any governmental entity will issue a Gaming Approval to the Company or the Surviving Corporation; or (iii) is expressly precluded from having any continuing interest in the Company or the Surviving Corporation in any Gaming Approval granted by a governmental entity as a condition to the issuance or continued validity of any Gaming Approval by any governmental entity.

         SECTION 5.6 Notification of Certain Matters. The Company will give prompt notice to Parent and Merger Sub, and Parent and Merger Sub will give prompt notice to the Company, of (a) the occurrence, or failure to occur, of any event, which occurrence or failure could cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time, (b) any material failure of the Company, Parent, or Merger Sub, as the case may be, or of any officer, director, employee or agent of the Company, Parent or Merger Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, (c) any act, omission to act, event or occurrence that, with notice, the passage of time or otherwise, could result in a Company Material Adverse Effect or a Parent Material Adverse Effect, as the case may be, and (d) any contingent liability of the Company for which it reasonably believes it will, with the passage of time or otherwise, become liable. No such notification will affect the representations or warranties of the parties or the conditions to the obligations of the parties under this Agreement.

         SECTION 5.7 Access to Information.

         (a) From the date of this Agreement to the Effective Time, the Company will, and will cause its subsidiaries, officers, directors, employees and agents upon reasonable notice to, afford to officers, employees, and agents of Parent, Merger Sub and their affiliates and the banks, other financial institutions, and investment bankers working with Parent or Merger Sub, and their respective officers, employees and agents, complete access at all reasonable times to its officers, employees, agents, properties, books, records and contracts, and will furnish Parent, Merger Sub and their affiliates and the banks, other financial institutions and investments bankers working with Parent or Merger Sub, all financial, operating and other data and information as they reasonably request.

         (b) Each of Parent and Merger Sub will hold and will cause its directors, officers, agents, employees, consultants and advisors to hold in confidence, unless compelled to disclose by judicial or administrative process or, in the written opinion of its legal counsel, by other requirements of law, all documents and information concerning the Company and its subsidiaries furnished to such persons in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (i) previously known by such persons from sources other than the Company, or its directors, officers, representatives or affiliates; (ii) in the public domain through no fault of such persons; or (iii) later lawfully acquired by such persons on a non-confidential basis from other sources who are not known by Parent or Merger Sub to be bound by a confidentiality agreement or otherwise prohibited from transmitting the information to Parent or Merger Sub by a contractual, legal or fiduciary obligation) and will not release or disclose such information to any other person, except its directors, officers, agents, employees, consultants and advisors, in connection with this Agreement who need to know such information. If the transactions contemplated by this Agreement are not consummated, such confidence shall be maintained and, if requested by or on behalf of the Company, Parent and Merger Sub will, and will use all reasonable efforts to cause their auditors, attorneys, financial advisors and other consultants, agents and representatives to, return to the Company or destroy all copies of written information furnished by the Company to Parent and Merger Sub or their agents, representatives or advisors. It is understood that Parent and Merger Sub will be deemed to have satisfied their obligation to hold such information confidential if they exercise the same care as they take to preserve confidentiality for their own similar information.

         (c) No investigation pursuant to this Section 5.7 will affect any representations or warranties of the parties in this Agreement or the conditions to the obligations of the parties to this Agreement.

         SECTION 5.8 Public Announcements. Parent and Merger Sub, on the one hand, and the Company, on the other hand, will consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement, or the other transactions contemplated by this Agreement, and will not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or the listing requirements of any securities exchange.

         SECTION 5.9 Officers' and Directors' Indemnification.

         (a) The indemnification obligations set forth in the Company's certificate of incorporation and bylaws on the date of this Agreement shall survive the Merger and shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of individuals who on or prior to the Effective Time were directors, officers, employees or agents of the Company (the "Indemnified Parties").

         (b) Notwithstanding any other provision of this Agreement, the Company may expend up to $500,000 to purchase a "tail" with a term of not more than 5 years for its current officers and directors liability insurance policy.

         (c) In the event Parent, the Surviving Corporation or any of their successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 5.9. In the event the Surviving Corporation transfers any material portion of its assets, in a single transaction or in a series of transactions, Parent will either guarantee the indemnification obligations referred to in Section 5.9(a) or take such other action to ensure that the ability of the Surviving Corporation to satisfy such indemnification obligations will not be diminished in any material respect.

         (d) This Section 5.9 shall survive the consummation of the Merger at the Effective Time, is intended to benefit the Company, Parent, the Surviving Corporation and the Indemnified

Parties, and shall be binding on all successors and assigns of Parent and the Surviving Corporation.

         (e) In the event any action, suit, proceeding or investigation relating to this Agreement or to the transactions contemplated by this Agreement is commenced by a third party, whether before or after the Effective Time, the parties to this Agreement agree, subject to the fiduciary duties of the respective directors of the Company and Parent, to cooperate and use all reasonable efforts to defend against and respond to such action, suit, proceeding or investigation.

         (f) As of the Effective Time, Parent shall guaranty the obligations of the Company under indemnification agreements between the Company and its directors and executive officers, copies of which have been provided to Parent.

         SECTION 5.10 Employee Options. As soon as practicable following the date of this Agreement, the Company will use its reasonable best efforts to cause all outstanding Employee Options to be exercised as of the Effective Time or to take such actions as are required to provide that each stock option to purchase shares of Company Common Stock outstanding immediately prior to the consummation of the Merger, whether or not then exercisable, will be canceled immediately prior to the consummation of the Merger in exchange for an amount in cash payable at the time of such cancellation equal to the product of (a) the number of shares of Company Common Stock subject to such stock option and unexercised immediately prior to the consummation of the Merger and (b) the excess of the Merger Consideration over the per share exercise price pursuant to such stock option.

         SECTION 5.11 Other Actions by the Company. If any "fair price," "moratorium," "control share acquisition" or other form of antitakeover statute, regulation, charter provision or contract is or becomes applicable to the transactions contemplated by this Agreement, the Company and the members of the Board of Directors of the Company will use their best efforts to grant such approvals and take such actions as are necessary under such laws, provisions or contracts so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute, regulation, provision or contract on the transactions contemplated by this Agreement.

         SECTION 5.12 Available Funds. Parent and Merger Sub will use their commercially reasonable best efforts to pursue and obtain the financing sufficient to allow consummation of the transactions contemplated by this Agreement from recognized national financial institutions as soon as practicable, including, without limitation, preserving its right to borrow pursuant to the terms of a letter dated March 9, 1999 from Bank of America National Trust and Savings Association and NationsBanc Montgomery Securities LLC by securing an extension of such commitment or by executing definitive loan agreements as contemplated by such letter.

         SECTION 5.13 Letters of Accountants. The Company shall use its commercially reasonable best efforts to cause to be delivered to Parent "comfort" letters of KPMG L.L.P., the Company's independent public accountants, dated and delivered on the date on which the Proxy

Statement is mailed to the Company's stockholders and on the Closing Date, each addressed to Parent, in form and substance reasonably satisfactory to Parent and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

         SECTION 5.14 Employees; Transition After the Effective Time, Anchor will expand its board of directors and offer seats thereon to Richard R. Burt and Richard M. Haddrill. Promptly after the Closing, Parent will grant to employees of the Company as of the date of this Agreement that are still employed by Parent or its affiliates on the 60th day after the Effective Time options to purchase an aggregate of 350,000 shares of common stock, par value $.01 per share, of Parent, which options will have reasonable vesting and other terms approved by a committee comprising Michael D. Rumbolz, Richard R. Burt and Richard M. Haddrill. For 12 months after the Effective Time, Parent will not require any senior executive of the Company to relocate without a relocation exepense plan approved of by Richard R. Burt and Richard M. Haddrill.

                                   ARTICLE VI

                    CONDITIONS TO CONSUMMATION OF THE MERGER

         SECTION 6.1 Mutual Conditions. The respective obligations of each party to effect the Merger are subject to the satisfaction prior to the Effective Time of the following conditions:

         (a) This Agreement will have been adopted and approved by the affirmative vote of the stockholders of the Company in accordance with the certificate of incorporation and bylaws of the Company and with applicable law.

         (b) No federal or state statute, rule, regulation, injunction, decree or order will be enacted, promulgated, entered or enforced that would prohibit consummation of the Merger or of the other transactions contemplated by this Agreement; provided that the parties to this Agreement agree to use their respective commercially reasonable best efforts to have any such injunction, decree or order lifted.

         (c) The waiting period applicable to the consummation of the Merger under the HSR Act will have expired or been terminated.

         SECTION 6.2 Additional Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the following conditions:

         (a) Each of the representations and warranties of the Company contained in this Agreement will be true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement will be true and correct in all respects giving effect to such standard) as of the Closing Date as though made on and as of the Closing Date, provided that those representations and warranties which address matters only as of a particular date will remain true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement will be true and correct in all respects giving effect to such standard) as of such date. Parent will have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company to such effect.

         (b) The Company will have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date. Parent will have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company to that effect.

         (c) The stockholders of the Company party to the Voting Agreements will have performed all of their obligations thereunder at or prior to the Closing Date.

         (d) The Company will have delivered, or caused to be delivered, to Parent (i) a certificate of good standing from the Delaware Secretary of State and of comparable authority in other jurisdictions in which the Company and its subsidiaries are incorporated or qualified to do business stating that each is a validly existing corporation in good standing; (ii) duly adopted resolutions of the Board of Directors and stockholders of the Company approving the execution, delivery and performance of this Agreement and the instruments contemplated hereby, certified by the Secretary of the Company; and (iii) a true and complete copy of the certificate of incorporation or comparable governing instruments, as amended, of the Company and its subsidiaries certified by the Secretary of State of the state of incorporation or comparable authority in other jurisdictions, and a true and complete copy of the bylaws or comparable governing instruments, as amended, of the Company and its subsidiaries certified by the Secretary of the Company and its subsidiaries, as applicable.

         (e) Parent will have received "comfort" letters from KPMG L.L.P. on the date the Proxy Statement is mailed to the Company's stockholders and on the Closing Date.

         (f) From and including the date of this Agreement, there will not have occurred a Company Material Adverse Change.

         (g) Parent will have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, waivers, findings of suitability, authorizations, qualifications and orders of, and declarations, registrations and filings (including without limitation all Gaming Approvals) (collectively, "Consents and Filings") required to be made or obtained by the Company, Merger Sub or Parent from all governmental entities as are required before consummation of the Merger and the transactions contemplated hereby, have been obtained or made, as applicable, by the Company, Merger Sub or Parent, as the case may be, without the imposition of any limitations, prohibitions or requirements that could reasonably be expected to result in a Company Material Adverse Effect of a Parent Material Adverse Effect, and are in full force and effect, other than those Consents and Filings (i) that, if not obtained or made, could not reasonably be expected to have a Parent Material Adverse Effect or Company Material Adverse Effect before or immediately after the Effective Time; (ii) from those jurisdictions designated on Schedule 6.2(g) ; or (iii) the failure to receive which is primarily the result of regulatory concerns regarding Parent or its affiliates or as a result of a breach by Parent or Merger Sub of Section 5.5(a).

         (h) Parent will have received evidence, in form and substance reasonably satisfactory to it, that all consents, approvals and waivers, required under the terms of any contract or agreement required to be listed on
Schedule 3.21 (other than the agreements with respect to funded indebtedness listed on Schedule 3.21) have been obtained or made, as applicable, by the Company, Merger Sub or Parent, as the case may be, without the imposition of any limitations, prohibitions or requirements that could reasonably be expected to result in a Company Material Adverse Effect of a Parent Material Adverse Effect, and are in full force and effect, other than those that, if not obtained or made, could not reasonably be expected to have a Parent Material Adverse Effect or Company Material Adverse Effect before or immediately after the Effective Time. Without prejudice to any other rights of any Party to this Agreement, should Parent and the Company disagree as to whether the terms of any such agreement or contract require consent, approval or waiver by the other party thereto prior to the Merger or in order to effect the transactions contemplated by this Agreement, the Parent may by written notice delivered not more than 30 days after the date of this Agreement require that the Company provide an opinion of independent counsel addressed to the Parent as to whether it is reasonably likely that such consent, approval or waiver is required; provided that such right may be exercised by Parent with respect to no more than two such contracts or agreements. Unless such counsel concludes, without unreasonable qualification, that such consent, waiver or approval is reasonably likely to be required under the terms of such contract or agreement, then the condition set forth in this Section 6.2(g) will be deemed satisfied with respect to such contract or agreement. Otherwise, the terms of this Section 6.2(g) will apply to such contract or agreement.

         (i) Parent shall have received an opinion of counsel to the Company, Rogers & Hardin LLP with respect to the matters set forth in Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.8 and 3.12. In rendering such opinion, such counsel may rely on opinions of local counsel to the extent such counsel deems it reasonable to do so. Such counsel will also state that the Proxy Statement complied as to form in all material respects with the requirements of the Exchange Act and the rules thereunder. In addition, such counsel will state that it has participated in the preparation of the Proxy Statement, and that, although such counsel is not assuming responsibility for the matters stated in the Proxy Statement, such counsel has no reason to believe that the Proxy Statement on the date the Proxy Statement was first mailed to the stockholders of the Company and on the date of the Special Meeting or the Closing Date, contained a false or misleading statement of any material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

         SECTION 6.3 Additional Conditions to Obligations of the Company. The obligations of the Company to effect the Merger are also subject to the following conditions:

         (a) Each of the representations of Parent and Merger Sub contained in this Agreement will be true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement will be true and correct in all respects giving effect to such standard) as of the Closing Date as though made on and as of the Closing Date, provided that those representations and warranties which address matters only as of a particular date will remain true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement will be true and correct in all respects giving effect to such standard) as of such date. The Company will have received a certificate of the Chief Executive Officer and Chief Financial Officer of Parent to such effect.

         (b) Parent will have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date. The Company will have received a certificate of the Chief Executive Officer and Chief Financial Officer of Parent to such effect.

         (c) Parent will have delivered to the Company (i) a certificate of existence from the Nevada Secretary of State stating that Parent is a validly existing corporation together with a certificate of good standing from the Nevada Secretary of State stating that Merger Sub is a validly existing corporation in good standing; (ii) duly adopted resolutions of the Board of Directors of each of Parent and Merger Sub approving the execution, delivery and performance of this Agreement and the instruments contemplated hereby, each certified by the Secretary or the Assistant Secretary of the Company; and (iii) a true and complete copy of the certificates of incorporation, as amended, of Parent and Merger Sub certified by the Secretary of State of the state of each of their incorporation, and a true and complete copy of the bylaws, as amended, of Parent and Merger Sub certified by the Secretary or Assistant Secretary of Parent and Merger Sub, as applicable.

                                   ARTICLE VII

                         TERMINATION; AMENDMENT; WAIVER

         SECTION 7.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding approval of the Merger by the Company's stockholders):

         (a) by mutual written consent of Parent, Merger Sub, and the Company;

         (b) by Parent and Merger Sub, on the one hand, or the Company, on the other hand, if any court of competent jurisdiction or other governmental body has issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is or has become nonappealable;

         (c) by the Company if a person or group has made a bona fide offer (i) that the Board of Directors of the Company by a majority vote determines in its good faith judgment and in the exercise of its fiduciary duties, after consultation with its legal and financial advisors would result in a transaction more favorable to the Company's stockholders than the transaction contemplated by this Agreement (any Acquisition Proposal meeting such criteria being a "Superior Proposal"); and (ii) as a result of which the Board of Directors of the Company determines that it would be inconsistent with its fiduciary duties under applicable law not to terminate this Agreement, provided that such termination under this clause (c) will not be effective until payment of the fee required by Section 7.3(b);

         (d) by Parent and Merger Sub, if (i) there has been a breach (which breach is not cured or not capable of being cured prior to 10 days following notice to the Company by Parent of such breach) of any representation or warranty on the part of the Company having a Company Material Adverse Effect or materially adversely affecting the ability of Parent or Merger Sub to consummate the Merger (including the Financing); (ii) there has been a breach (which breach is not cured or not capable of being cured prior to 10 days following notice to the Company by Parent of such breach) of any covenant or agreement on the part of the Company resulting in a Company Material Adverse Effect or materially adversely affecting or delaying the ability of Parent or Merger Sub to consummate the Merger (including the Financing); (iii) the Company engages in negotiations with any person or group (other than Parent or Merger Sub) that has proposed a Third Party Acquisition (as defined in Section 7.3(c)) except to the extent permitted by Section 8.8; (iv) the Company enters into an agreement, letter of intent or arrangement with respect to a Third Party Acquisition; or
(v) the Board has withdrawn or modified in a manner adverse to Parent or Merger Sub its approval or recommendation of this Agreement, or the Merger or has recommended another transaction, or has adopted any resolution to effect any of the foregoing;

         (e) by the Company if (i) there has been a breach (which breach is not cured or not capable of being cured prior to 10 days following notice to Parent of such breach) of any representation or warranty on the part of Parent or Merger Sub that materially adversely affects (or materially delays) the consummation of the Merger or (ii) there has been a material breach (which breach is not cured or not capable of being cured prior to 10 days following notice to Parent of such breach) of any covenant or agreement on the part of Parent or Merger Sub that materially adversely affects (or materially delays) the consummation of the Merger;

         (f) by the Company, if the Merger has not occurred by September 30, 1999, unless (i) the failure to consummate the Merger is the result of a breach of covenant set forth in this Agreement or a material breach of any representation or warranty set forth in this Agreement by the Company (in which case such date will be extended by the number of days attributable to such breach) or (ii) the failure to consummate the Merger is the result of the failure to be fulfilled of the condition set forth in Section 6.2(g), in which case such date will be October 31, 1999, provided that Parent shall have diligently pursued fulfillment of such condition prior to September 30, 1999; or by Parent, if the Merger has not occurred by November 30, 1999, unless the failure to consummate the Merger is the result of a breach of covenant set forth in this Agreement or a material breach of any representation or warranty set forth in this Agreement by Parent (in which case such date will be extended by the number of days attributable to such breach);

         (g) by either Parent or the Company (provided that the terminating party is not in material breach of any of its representations, warranties, or obligations under this Agreement), if the approval of the stockholders of the Company required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of the Company's stockholders or at any adjournment or postponement thereof

         (h) by Parent if the First District Court of Appeal of the State of Florida in the matter of GTech Corporation v. State of Florida Department of Lottery and Automated Wagering International, Inc., Case No. 98-1155 (Fla. 1st
DCA), on or before July 15, 1999 shall have reversed or rendered an adverse decision with respect to the Final Order entered by the State of Florida Department of Lottery on March 23, 1998; provided, however, that if such Court shall have so reversed or rendered an adverse decision with respect to such Final Order on or before such date, then the parties agree to negotiate in good faith for a period of two weeks from the date of such reversal or adverse determination to reach a mutually satisfactory amendment to this Agreement to eliminate any adverse effect to the Parent or Merger Sub that could result from such reversal or adverse determination before Parent will be entitled to exercise its right of termination under this Section 7.1(h); or

         (i) by the Company (provided that Parent does not have the right to terminate this Agreement) if the Merger is not effected because Parent has failed to secure sufficient funds to satisfy its obligations under this Agreement on or before November 30, 1999 (and all other conditions to the obligations of the Company to close under this Agreement have been fulfilled or waived).

         SECTION 7.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 7.1, this Agreement will become void and have no effect, without any liability on the part of any party to this Agreement or its affiliates, directors, officers or stockholders, other than the provisions of this Section 7.2 and Sections 5.7(b), 5.8 and 7.3. Nothing contained in this Section 7.2 will relieve any party from liability for any willful breach of this Agreement.

         SECTION 7.3 Fees and Expenses. (a) In the event Parent and Merger Sub terminate this Agreement pursuant to Section 7.1(d) or the Company terminates this Agreement pursuant to Section 7.1(c), the Company will reimburse Parent, Merger Sub and their affiliates (not later than three business days after submission of statements together with reasonable documentation therefor) for all out-of-pocket fees and expenses actually incurred by any of them or on their behalf in connection with the Merger, the Financing and the proposed consummation of all transactions contemplated by this Agreement, including, without limitation, filing fees and fees payable to legal counsel, financing sources, investment bankers, counsel to any of the foregoing and accountants (the "Parent Expenses") in an amount not to exceed $2,500,000 in the aggregate.

         (b) If (i) (A) Parent and Merger Sub terminate this Agreement pursuant to Section 7.1(d)(iii) or (iv) or in circumstances that would permit Parent and Merger Sub to terminate this Agreement pursuant to Sections 7.1(d)(iii) or (iv) or (B) if the Company terminates this Agreement pursuant to Section 7.1(c) and, within 270 days after a termination pursuant to clause

(A) or clause (B), the Company enters into an agreement, letter of intent or arrangement with respect to a Third Party Acquisition, or a Third Party Acquisition occurs, then in either case the Company will pay to Parent, within one business day following the execution and delivery of such agreement or letter of intent or the entering into of such an arrangement or the occurrence of such Third Party Acquisition, as the case may be, or simultaneously with such termination, a fee, in cash, of $9,000,000 and reimburse Parent for all Parent Expenses not to exceed $2,500,000 in the aggregate. For the purposes of this Agreement, "Third Party Acquisition" means the occurrence of any of the following events (i) the acquisition of the Company by merger or otherwise by any person or group other than Parent, Merger Sub or any affiliate of Parent or Merger Sub (a "Third Party"); (ii) the acquisition by a Third Party of more than 19.9% of the total assets of the Company and its subsidiaries, taken as a whole;
(iii) the acquisition by a Third Party of 19.9% or more of the outstanding shares of Company Common Stock from the Company or in a transaction or series of related transactions that results in a change of control of the Company; (iv) the adoption by the Company of a plan of liquidation or the declaration or payment of an extraordinary dividend; or (v) the acquisition by the Company or any of its subsidiaries of more than 19.9% of the outstanding shares of Company Common Stock.

         (c) If the Company terminates this Agreement pursuant to Section 7.1(e), then Parent will reimburse the Company (not later than three business days after such termination and submission of statements together with reasonable documentation therefor) for all out-of-pocket fees and expenses actually incurred by the Company or on its behalf in connection with the Merger and the proposed consummation of all transactions contemplated by this Agreement (including, without limitation, filing fees and fees payable to legal counsel, investment bankers, counsel to any of the foregoing and accountants), in an amount not to exceed an aggregate of $2,500,000.

         (d) If the Company terminates this Agreement pursuant to Section 7.1(i), Parent will pay to the Company promptly upon demand a fee, in cash, of $9,000,000 and reimburse the Company (not later than three business days after such termination and submission of statements together with reasonable documentation therefor) for all out-of-pocket fees and expenses actually incurred by the Company or on its behalf in connection with the Merger and the proposed consummation of all transactions contemplated by this Agreement (including, without limitation, filing fees and fees payable to legal counsel, investment bankers, counsel to any of the foregoing and accountants), in an amount not to exceed an aggregate of $2,500,000.

         (e) Except as specifically provided in this Section 7.3 each party will bear its own expenses in connection with this Agreement and the transactions contemplated by this Agreement.

         SECTION 7.4 Amendment. This Agreement may not be amended except in an instrument in writing signed on behalf of all of the parties to this Agreement; provided, however, that after approval of the Merger by the stockholders of the Company, no amendment that would either decrease the Merger Consideration or change any other term or condition of this Agreement, if any such change, alone or in the aggregate, would materially and adversely affect the stockholders of the Company, may be made without the further approval of the stockholders of the Company; provided, further, that, after the Merger, no amendment may be made to Section 5.9 without the consent of the Indemnified Parties.

         SECTION 7.5 Waiver. At any time prior to the Effective Time, whether before or after the Special Meeting, any party to this Agreement may (a) subject to the second proviso in Section 7.4, extend the time for the performance of any of the obligations or other acts of any other party or parties to this Agreement, (b) subject to the provisos contained in Section 7.4, waive any inaccuracies in the representations and warranties contained in this Agreement by any other applicable party or in any documents, certificate, or writing delivered pursuant to this Agreement by any other applicable party, or (c) subject to the provisos contained in Section 7.4, waive compliance with any of the agreements of any other party or with any conditions to its own obligations. Any agreement on the part of a party to this Agreement to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party by a duly authorized officer.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         SECTION 8.1 Survival of Representations, Warranties, and Agreements. The representations and warranties made in this Agreement will not survive beyond the Effective Time or the termination of this Agreement, as the case may be. No investigation made, or information received by, any party to this Agreement will affect any representation or warranty made by any other party to this Agreement. The covenants and agreements of the parties to this Agreement will survive in accordance with their terms.

         SECTION 8.2 Brokerage Fees and Commissions. The Company hereby represents and warrants to Parent with respect to the Company and any of its subsidiaries, that except for the Advisor, and Parent and Merger Sub hereby represent and warrant to the Company with respect to Parent or any of its subsidiaries that, except for Merrill Lynch & Co., Inc., no person is entitled to receive from the Company, Parent, Merger Sub or any of their subsidiaries, respectively, any investment banking, brokerage or finder's fee or fees in connection with this Agreement or any of the transactions contemplated by this Agreement.

         SECTION 8.3 Entire Agreement; Assignment. This Agreement, together with all the Schedules and Annexes, (a) constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all other prior written agreements and understandings and all prior and contemporaneous oral agreements and understandings between the parties to this Agreement or any of them with respect to the subject matter of this Agreement and (b) will not be assigned by operation of law or otherwise, provided that Parent may assign its rights under this Agreement, or those of Merger Sub, including, without limitation, the right to substitute in place of Merger Sub a subsidiary as one of the constituent corporations to the Merger as provided in
Section 2.1 to any direct or indirect subsidiary of Parent, but no such assignment will relieve the assigning party of its obligations under this Agreement. Any purported assignment of this Agreement not made in accordance with this Section 8.3 will be null, void, and of no effect. No party to this Agreement has relied upon any representation or warranty, oral or written, of any other party to this Agreement or any of their officers, directors or stockholders except for the representations and warranties contained in this Agreement.

         SECTION 8.4 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect. Upon any final judicial determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties to this Agreement will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement be consummated to the extent possible.

         SECTION 8.5 Notices. All notices, requests, claims, demands and other communications under this Agreement will be in writing and will be deemed to have been duly given when delivered in person, by cable, telegram or telex, facsimile or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

         (a)      if to Parent or Merger Sub, to:

                  Anchor Gaming
                  815 Pilot Road, Suite G
                  Las Vegas, Nevada  89119
                  Attention: Michael Rumbolz
                  Fax:  (702) 896-6221

                  and

                  Olive AP Acquisition Corporation
                  815 Pilot Road, Suite G
                  Las Vegas, Nevada  89119
                  Attention:  Michael Rumbolz
                  Fax:  (702) 896-6221

                  with a copy to:

                  Hughes & Luce, L.L.P.
                  1717 Main Street, Suite 2800
                  Dallas, Texas  75201
                  Attention:  Glen J. Hettinger
                  Fax: (214) 939-6100

         (b)      if to the Company, to:

                  Powerhouse Technologies, Inc.
                  115 Perimeter Place, Suite 911
                  Atlanta, Georgia  30346
                  Attention: Richard M. Haddrill
                             Alan A. Rassaby
                  Fax:  (770) 481-1899

                  with a copy to:

                  Rogers & Hardin LLP
                  2700 International Tower
                  229 Peachtree Street, N.E.
                  Atlanta, Georgia 30303
                  Attention:  Edward J. Hardin
                  Fax:  (404) 525-2224

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address will be effective only upon receipt).

         SECTION 8.6 GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICT OF LAWS.

         SECTION 8.7 Specific Performance. Each of the parties to this Agreement acknowledges and agrees that the other parties to this Agreement would be irreparably damaged in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties to this Agreement agrees that each of them will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions of this Agreement in any action instituted in any court of the United States or any state having subject matter jurisdiction, in addition to any other remedy to which such party may be entitled, at law or in equity.

         SECTION 8.8  Other Potential Bidders.

         (a) The Company shall not, directly or indirectly, through any officer, director, employee, representative or agent of the Company or any of its subsidiaries, solicit, facilitate or encourage (including by way of furnishing information) the initiation of any inquires or proposals regarding a Third Party Acquisition (any of the foregoing inquiries or proposals being referred to in this Agreement as an "Acquisition Proposal"). Provided that the Company and the Board shall have complied with the first sentence of this Section 8.8(a), nothing contained in this Section 8.8(a) or any other provision of this Agreement shall prevent the Board if it determines in good faith, after consultation with, and the receipt of advice from, outside counsel, that not to do so would be inconsistent with its fiduciary duties under applicable law, from considering, negotiating, approving and recommending to the stockholders of the Company an unsolicited bona fide written Acquisition Proposal that the Board of Directors of the Company determines to be a Superior Proposal. Nothing in this Section 8.8 shall prohibit the Company from complying with Rules 14d-9 and 14e-2 under the Exchange Act with respect to any Superior Proposal that takes the form of a tender offer.

         (b) The Company shall promptly, but in no event later than 24 hours, notify Parent after receipt of any Acquisition Proposal or any request for nonpublic information relating to the Company or any of its subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records of the Company or any subsidiary by any person that informs the Board that it is considering making, or has made, an Acquisition Proposal. Such notice to Parent shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

         (c) If the Board receives a request for material nonpublic information by a person that makes an unsolicited bona fide Acquisition Proposal and the Board determines that such proposal, if consummated pursuant to its terms would be a Superior Proposal, then, and only in such case, the Company may, subject to the execution of a confidentiality agreement substantially identical to that then in effect between the Company and Parent, provide such party with access to information regarding the Company.

         (d) The Company shall immediately cease and cause to be terminated any existing discussions or negotiations with any parties (other than Parent and Merger Sub) conducted heretofore with respect to any of the foregoing. The Company agrees not to release any third party from any confidentiality or standstill agreement to which the Company is a party.

         (e) The Company shall ensure that the officers, directors and employees of the Company and its subsidiaries and any investment banker or other advisor or representative retained by the Company are aware of the restrictions described in this Section 8.8; and shall be responsible for any breach of this
Section 8.8 by such bankers, advisors and representatives.

         SECTION 8.9 Descriptive Headings; References. The descriptive headings in this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. References in this Agreement to Sections, Annexes and Schedules are references to the Sections, Annexes and Schedules of this Agreement unless the context indicates otherwise.

         SECTION 8.10 Parties in Interest. This Agreement will be binding upon and inure solely to the benefit of each party to this Agreement, and, except as provided in Sections 5.9 and 8.11, nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         SECTION 8.11 Beneficiaries. Parent hereby acknowledges that Section 5.9 is intended to benefit the Indemnified Parties referred to in Section 5.9, any of whom will be entitled to enforce Section 5.9 against the Surviving Corporation or the Company, as the case may be.

         SECTION 8.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, but all of which will constitute one and the same agreement.

         SECTION 8.13 Obligations. Parent will perform or cause Merger Sub to perform all of the obligations of Merger Sub under this Agreement, including consummation of the Merger, in accordance with the terms of this Agreement.

         SECTION 8.14 Certain Definitions. For the purposes of this Agreement:
(a) the term "subsidiary" means each person in which a person owns or controls, directly or through one or more subsidiaries, 50 percent or more of the stock or other interests having general voting power in the election of directors or persons performing similar functions or more than 50% of the equity interests;
(b) the term "person" will be broadly construed to include any individual, corporation, company, partnership, trust, joint stock company, association or other private or governmental entity; (c) the term "group" has the meaning given in Section 13(d)(3) of the Exchange Act; (d) the term "affiliate" has the meaning given in Rule 144(a)(1) under the Securities Act; and (e) the term "business day" has the meaning given in Rule 14d-1(c)(6) under the Exchange Act.



              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                    PARENT:

                                    ANCHOR GAMING, a Nevada corporation


                                    By: /s/ Stanley E. Fulton
                                       -----------------------------------------
                                    Name:   Stanley E. Fulton
                                         ---------------------------------------
                                    Title:  Chairman of the Board
                                          --------------------------------------


                                    MERGER SUB:

                                    OLIVE AP ACQUISITION CORPORATION,
                                    a Delaware corporation


                                    By: /s/ Michael D. Rumbolz
                                       -----------------------------------------
                                    Name:   Michael D. Rumbolz
                                         ---------------------------------------
                                    Title:  Chief Executive Officer
                                          --------------------------------------


                                    COMPANY:

                                    POWERHOUSE TECHNOLOGIES, INC.,
                                    a Delaware corporation


                                    By: /s/ Richard M. Haddrill
                                       -----------------------------------------
                                    Name:   Richard M. Haddrill
                                         ---------------------------------------
                                    Title: President and Chief Executive Officer
                                          --------------------------------------

                                   EXHIBIT A-1

         Each director and executive officer of the Company within the meaning of Section 16 under the Exchange Act.

                                   EXHIBIT A-2

                            FORM OF VOTING AGREEMENT

                                VOTING AGREEMENT

                                                                 March ___, 1999



Anchor Gaming
815 Pilot Road, Suite G
Las Vegas, Nevada  89119


         Re: Agreement of Stockholders Concerning Transfer and Voting of Shares of Powerhouse Technologies, Inc.

         I understand that you and Powerhouse Technologies, Inc. (the "Company"), of which the undersigned is a stockholder, are prepared to enter into an agreement for the merger of a wholly-owned subsidiary of Parent ("Merger Sub") into the Company (the "Merger"), but that you have conditioned your willingness to proceed with such agreement (the "Agreement") upon your receipt from me of assurances satisfactory to you of my support of and commitment to the Merger. I am familiar with the Agreement and the terms and conditions of the Merger. Terms used but not otherwise defined in this letter will have the same meanings as are given them in the Agreement. In order to evidence such commitment and to induce you to enter into the Agreement, I hereby represent and warrant to you and agree with you as follows:

         1. Voting. I will vote or cause to be voted all shares of capital stock of the Company owned of record or beneficially owned or held in any capacity by me or under my control, by proxy or otherwise (the "Shares"), in favor of the Merger and other transactions provided for in or contemplated by the Agreement and against any inconsistent proposals or transactions. I hereby revoke any other proxy granted by me and irrevocably appoint you, during the term of this letter agreement, as proxy for and on behalf of me to vote (including, without limitation, the taking of action by written consent) such shares, for me and in my name, place and stead for the matters and in the manner contemplated by this Section 1.

         2. Restriction on Transfer. I will not sell, transfer, pledge or otherwise dispose of any of the Shares or any interest therein (including the granting of a proxy to any person) or agree to sell, transfer, pledge or otherwise dispose of any of the Shares or any interest therein, unless, as a condition to receipt of such Shares, the transferee agrees to be bound by the terms of this letter.

         3. No Solicitation. From the date of this letter until the termination of this letter, I will not, directly or indirectly, engage in any activity that if attributed to the Company would be prohibited under Section 8.8 of the Merger Agreement, or otherwise assist, facilitate or encourage, any person (other than Parent and Merger Sub) that may be considering making, or has made, an Acquisition Proposal. I will promptly notify Merger Sub after receipt of any Acquisition Proposal or any indication that any such third party is considering making an Acquisition Proposal or any request for nonpublic information relating to the Company or any subsidiary of the Company or for access to the properties, books or records of the Company or any such subsidiary by any such third party that may be considering making, or has made, an Acquisition Proposal and will keep Parent fully informed of the status and details of any such Acquisition Proposal, indication or request. The foregoing provisions of this Section 3 will not be construed to limit actions taken, or to require actions to be taken, by me that are required or restricted by my fiduciary duties or my employment duties, or permitted by the Agreement, and that, in each case, are undertaken solely in my capacity as a director or officer of the Company.

         4. Effective Date; Succession; Remedies; Termination. Upon your acceptance and execution of the Agreement, this letter agreement will mutually bind and benefit you and me, any of our heirs, successors and assigns and any of your successors. You will not assign the benefit of this letter agreement other than to a wholly-owned subsidiary. We agree that in light of the inadequacy of damages as a remedy, specific performance will be available to you, in addition to any other remedies you may have for the violation of this letter agreement. This letter agreement will terminate on the termination of the Agreement.

         5. Nature of Holdings; Shares. All references in this letter to our holdings of the Shares will be deemed to include Shares held or controlled by the undersigned, individually, jointly, or in any other capacity, and will extend to any securities issued to the undersigned in respect of the Shares.



                                    --------------------------------------------

                                    Name:
                                         ---------------------------------------

                                    EXHIBIT B


                          CERTIFICATE OF INCORPORATION
                                       OF
                        OLIVE AP ACQUISITION CORPORATION


                                    ARTICLE I

         The name of the Corporation is Olive AP Acquisition Corporation.

                                   ARTICLE II

         The name of the Corporation's registered agent and the address of its registered office in the State of Delaware is Corporation Service Company, 1013 Centre Road, Wilmington, New Castle County, Delaware 19805-1297.

                                   ARTICLE III

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

         The total number of shares of capital stock which the Corporation shall have the authority to issue is One Thousand (1,000) shares of Common Stock, $0.01 par value.

                                    ARTICLE V

         In furtherance and not limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to alter, amend or repeal the bylaws of the Corporation or to adopt new bylaws.

                                   ARTICLE VI

         The incorporator is Kevin R. Shook, whose mailing address is 1717 Main Street, Suite 2800, Dallas, Texas 75201.

                                   ARTICLE VII

         The number of directors constituting the initial Board of Directors is one (1), and the name and address of the person who are to serve as directors until the first annual meeting of the stockholders or until their respective successors are elected and qualified are:

          Name                                        Address

     Scott M. Wilson                        1717 Main Street, Suite 2800
                                                Dallas, Texas 75201


                                  ARTICLE VIII

         A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

         Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                   ARTICLE IX

         A. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue with respect to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in paragraph (B) hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding initiated by such indemnitee only if such proceeding was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article IX shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Article or otherwise.

         B. Right of Indemnitee to Bring Suit. If a claim under paragraph (A) of this Article is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation (except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days), the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, the indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled under this Article or otherwise to be indemnified, or to such advancement of expenses, shall be on the Corporation.

         C. Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article IX shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         D. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any indemnitee against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

         E. Indemnity of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article IX or as otherwise permitted under the Delaware General Corporation Law with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

                                    ARTICLE X

         No stockholder of the Corporation shall by reason of his holding shares of any class of its capital stock have any preemptive or preferential right to purchase or subscribe for any shares of any class of the Corporation, now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying warrants, rights or options to purchase shares of any class or any other security, now or hereafter to be authorized, whether or not the issuance of any such shares or such notes, debentures, bonds or other securities would adversely affect the dividend, voting or any other rights of such stockholder; and the Board of Directors may issue shares of any class of the Corporation, or any notes, debentures, bonds or other securities convertible into or carrying warrants, rights or options to purchase shares of any class, without offering any such shares of any class, either in whole or in part, to the existing holders of any class of stock of the Corporation.

                                   ARTICLE XI

         Cumulative voting for the election of Directors shall not be permitted.

         IN WITNESS WHEREOF, the undersigned incorporator of the Corporation hereby certifies that the facts herein stated are true, and accordingly has signed this instrument this 1st day of March, 1999.


                                    --------------------------------------------
                                    Kevin R. Shook
                                    Incorporator

                                   EXHIBIT C

                                     BYLAWS

                                       OF

                        OLIVE AP ACQUISISTION CORPORATION

                                    ARTICLE I

                                     OFFICES

         Section 1. Registered Office. The registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

         Section 2. Other Offices. The corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or as the business of the corporation may require.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         Section 1. Place of Meetings. Meetings of stockholders may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. Annual Meetings. An annual meeting of stockholders shall be held on such day in each fiscal year of the corporation and at such time and place as may be fixed by the Board of Directors, at which meeting the stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

         Section 3. Notice of Annual Meeting. Written or printed notice of the annual meeting, stating the place, day and hour thereof, shall be given to each stockholder entitled to vote thereat at such address as appears on the books of the corporation, not less than ten days nor more than sixty days before the date of the meeting.

         Section 4. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or the certificate of incorporation, may be called by the President, and shall be called by the President or the Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders of record owning at least one-tenth (1/10) of all shares issued and outstanding and entitled to vote at such meeting. Such request shall state the purpose or purposes of the proposed meeting.

         Section 5. Notice of Special Meetings. Written or printed notice of a special meeting of stockholders, stating the place, day and hour and purpose or purposes thereof, shall be given to each stockholder entitled to vote thereat at such address as appears on the books of the corporation, not less than ten days nor more than sixty days before the date of the meeting.

         Section 6. Business at Special Meetings. Business transacted at all special meetings of stockholders shall be confined to the purpose or purposes stated in the notice thereof.

         Section 7. Stockholder List. At least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of voting shares held by each, shall be prepared by the Secretary. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for such ten day period, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the meeting.

         Section 8. Quorum. The holders of a majority of the votes attributed to the shares of capital stock issued and outstanding and entitled to vote thereat, represented in person or by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, the certificate of incorporation or these bylaws. The stockholders present may adjourn the meeting despite the absence of a quorum. When a meeting is adjourned for less than thirty days in any one adjournment and a new record date is not fixed for the adjourned meeting, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. When a meeting is adjourned for thirty days or more, or when after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting.

         Section 9. Majority Vote. When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power represented in person or by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of statute, the certificate of incorporation or these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

         Section 10. Proxies. (a) Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

                  (b) Without limiting the manner in which a stockholder may authorize another person or persons to act for him as proxy pursuant to subsection (a) of this Section, the following shall constitute a valid means by which a stockholder may grant such authority:

(i) A stockholder may execute a writing authorizing another person or persons to act for him as proxy. Execution may be accomplished by the stockholder or his authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.

(ii) A stockholder may authorize another person or persons to act for him as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.

                  (c) Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to subsection (b) of this Section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

                  (d) Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to subsection (b) of this Section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

         Section 11. Voting. Unless otherwise provided by statute or the certificate of incorporation, each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the corporation.

         Section 12. Consent of Stockholders in Lieu of Meeting. Any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and such consent or consents are delivered to the corporation. Every written consent shall bear the date of signatures of each stockholder and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent, written consents signed by a sufficient number of holders to take action are delivered to the corporation. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

         Section 13. Inspectors. (a) The corporation may, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

                  (b) The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and
(v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

                  (c) The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Delaware Court of Chancery, upon application by a stockholder, shall determine otherwise.

                  (d) In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with Article II, Section 10(b)(ii), ballots and the regular books and records of the corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons that represent more votes than the holder of a proxy is authorized by the record owner to cast, or more votes than the stockholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification pursuant to subsection (b)(v) of this Section shall specify the precise information considered by them including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspector's belief that such information is accurate and reliable.

                                   ARTICLE III

                               BOARD OF DIRECTORS

         Section 1. Powers. The business and affairs of the corporation shall be managed by a Board of Directors. The Board may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute, by the certificate of incorporation or these bylaws directed or required to be exercised or done by the stockholders.

         Section 2. Number of Directors. The number of directors which shall constitute the whole Board shall be fixed from time to time by resolution of the Board of Directors, provided that such number shall not be less than
(    ) nor more than            (   ).

         Section 3. Election and Term. Except as provided in Section 4 of this
Article III, directors shall be elected at the annual meeting of the stockholders, and each director shall be elected to serve until the next annual meeting and until his successor shall have been elected and shall qualify, or until his death, resignation or removal from office. Directors need not be stockholders of the corporation.

         Section 4. Vacancies and Newly Created Directorships. If the office of any director or directors becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, or the number of directors constituting the whole Board shall be increased, a majority of the remaining or existing directors, though less than a quorum, may choose a successor or successors, or the director or directors to fill the new directorship or directorships, who shall hold office for the unexpired term in respect to which such vacancy occurred or, in the case of a new directorship or directorships, until the next annual meeting of the stockholders.

         Section 5. Removal. The stockholders may remove a director either for or without cause at any meeting of stockholders, provided notice of the intention to act upon such matter shall have been given in the notice calling such meeting.

                                   ARTICLE IV

                              MEETINGS OF THE BOARD

         Section 1. First Meeting. The first meeting of each newly elected Board of Directors shall be held at the location of and immediately following the annual meeting of stockholders, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present; or the Board may meet at such place and time as shall be fixed by the consent in writing of all the directors. All meetings of the Board of Directors may be held at such place, either within or without the State of Delaware, as from time to time shall be determined by the Board of Directors.

         Section 2. Regular Meetings. Regular meetings of the Board may be held at such time and place and on such notice, if any, as shall be determined from time to time by the Board.

         Section 3. Special Meetings. Special meetings of the Board may be called by the President or the Chairman of the Board on twenty-four hours' notice to each director, delivered either personally or by mail or by telegram or telecopier. Special meetings shall be called by the President or the Secretary in like manner and on like notice on the written request of one director.

         Section 4. Quorum and Voting. At all meetings of the Board, a majority of the directors at the time in office shall be necessary and sufficient to constitute a quorum for the transaction of business; and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, the certificate of incorporation or these bylaws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 5. Telephone Meetings. Directors may attend any meeting of the Board or any committee thereof by conference telephone, radio, television or similar means of communication by means of which all persons participating in the meeting can hear each other, and all members so attending shall be deemed present at the meeting for all purposes including the determination of whether a quorum is present.

         Section 6. Action by Written Consent. Any action required or permitted to be taken by the Board or any committee thereof, under the applicable provisions of any statute, the certificate of incorporation, or these bylaws, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board or committee, as the case may be.

                                    ARTICLE V

                                   COMMITTEES

         Section 1. Executive Committee. The Board of Directors, by resolution adopted by a majority of the whole Board, may designate one or more directors to constitute an Executive Committee, which Committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the business and affairs of the corporation except where action by the Board of Directors is expressly required by statute. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board when required.

         Section 2. Other Committees. The Board of Directors may similarly create other committees for such terms and with such powers and duties as the Board deems appropriate.

         Section 3. Committee Rules; Quorum. Each committee may adopt rules governing the method of calling and time and place of holding its meetings. Unless otherwise provided by the Board of Directors, a majority of any committee shall constitute a quorum for the transaction of business, and the act of a majority of the members of such committee present at a meeting at which a quorum is present shall be the act of such committee.

                                   ARTICLE VI

                            COMPENSATION OF DIRECTORS

         The Board of Directors shall have authority to determine, from time to time, the amount of compensation, if any, which shall be paid to its members for their services as directors and as members of committees. The Board shall also have power in its discretion to provide for and to pay to directors rendering services to the corporation not ordinarily rendered by directors as such, special compensation appropriate to the value of such services as determined by the Board from time to time. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE VII

                                     NOTICES

         Section 1. Methods of Notice. Whenever any notice is required to be given to any stockholder, director or committee member under the provisions of any statute, the certificate of incorporation or these bylaws, such notice shall be delivered personally or shall be given in writing by mail addressed to such stockholder, director or committee member at such address as appears on the books of the corporation, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail with postage thereon prepaid. Notice to directors and committee members may also be given by telegram, which notice shall be deemed to be given at the time it is delivered to the telegraph office, or by telecopy, which notice shall be deemed to be given at the time it is transmitted or in person, which notice shall be deemed to be given when received.

         Section 2. Waiver of Notice. Whenever any notice is required to be given to any stockholder, director or committee member under the provisions of any statute, the certificate of incorporation or these bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance at any meeting shall constitute a waiver of notice thereof except as otherwise provided by statute.

                                  ARTICLE VIII

                                    OFFICERS

         Section 1. Executive Officers. The executive officers of the corporation shall consist of at least a President and a Secretary, each of whom shall be elected by the Board of Directors. The Board of Directors may also elect as officers of the corporation a Chairman of the Board, one or more Vice Presidents, one or more of whom may be designated Executive or Senior Vice Presidents and may also have such descriptive titles as the Board shall deem appropriate, and a Treasurer. Any two or more offices may be held by the same person.

         Section 2. Election and Qualification. The Board of Directors at its first meeting after each annual meeting of stockholders shall elect the officers of the corporation.

         Section 3. Other Officers and Agents. The Board may elect or appoint Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, and such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

         Section 4. Salaries. The salaries of all officers of the corporation shall be fixed by the Board of Directors except as otherwise directed by the Board.

         Section 5. Term, Removal and Vacancies. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer or agent of the corporation may be removed at any time by the affirmative vote of a majority of the Board of Directors, or by the President. Any vacancy occurring in any office of the corporation may be filled by the Board of Directors or otherwise as provided in this Article.

         Section 6. Execution of Instruments. The Chairman of the Board and the President (and such other officers as are authorized thereunto by resolution of the Board of Directors) may execute in the name of the corporation bonds, notes, debentures and other evidences of indebtedness, stock certificates, deeds, mortgages, deeds of trust, indentures, contracts, leases, agreements and other instruments, requiring a seal under the seal of the corporation, and may execute such documents where not requiring a seal, except where such documents are required by law to be otherwise signed and executed, and except where the signing and execution thereof shall be exclusively delegated to some other officer or agent of the corporation.

         Section 7. Duties of Officers. The duties and powers of the officers of the corporation shall be as provided in these bylaws, or as provided for pursuant to these bylaws, or (except to the extent inconsistent with these bylaws or with any provision made pursuant hereto) shall be those customarily exercised by corporate officers holding such offices.

         Section 8. Chairman of the Board. The Chairman of the Board shall preside when present at all meetings of the Board of Directors. He shall advise and counsel the other officers of the corporation and shall exercise such powers and perform such duties as shall be assigned to or required of him from time to time by the Board of Directors. The Chairman of the Board may, if so designated by the Board of Directors, be the Chief Executive Officer of the corporation; in such event he shall have all of the powers granted by the bylaws to the President and from time to time may delegate all, or any, of his powers and duties to the President.

         Section 9. President. The President shall preside at all meetings of the stockholders and shall be ex-officio a member of all standing committees, have general powers of oversight, supervision and management of the business and affairs of the corporation, and see that all orders and resolutions of the Board of Directors are carried into effect.

         In the event another executive officer has been designated Chief Executive Officer of the corporation by the Board of Directors, then (i) such other executive officer shall have all of the powers granted by the bylaws to the President; and (ii) the President shall, subject to the powers of supervision and control thereby conferred upon the Chief Executive Officer, be the chief operating officer of the corporation and shall have all necessary powers to discharge such responsibility including general supervision of the affairs of the corporation and general and active control of all of its business.

         The President shall perform all the duties and have all the powers of the Chairman of the Board in the absence of the Chairman of the Board.

         Section 10. Vice Presidents. The Vice Presidents in the order determined by the Board of Directors shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties as the Board of Directors, the Chairman of the Board and the President may prescribe.

         Section 11. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the committees of the Board of Directors when required. Except as may be otherwise provided in these bylaws, he shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors and the President. He shall keep in safe custody the seal of the corporation, if any, and shall have authority to affix the same to any instrument requiring it, and when so affixed it may be attested by his signature. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature. In the absence of the Treasurer and all Assistant Treasurers, the Secretary shall perform all the duties and have all the powers of the Treasurer.

         Section 12. Assistant Secretaries. The Assistant Secretaries in the order determined by the Board of Directors shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors, the Chairman of the Board and President may prescribe. Assistant secretaries may be appointed by the president without prior approval of the board of directors.

         Section 13. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Board of Directors, the Chairman of the Board and the President, whenever they may require it, an account of all of his transactions as Treasurer and of the financial condition of the corporation.

         Section 14. Assistant Treasurers. The Assistant Treasurers in the order determined by the Board of Directors shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors, the Chairman of the Board and the President may prescribe.

                                   ARTICLE IX

                             SHARES AND STOCKHOLDERS

         Section 1. Certificates Representing Shares. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the Chairman or Vice Chairman of the Board of Directors, or the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by him in the corporation. The signature of any such officer may be facsimile. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issuance. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

         Section 2. Transfer of Shares. Subject to valid transfer restrictions and to stop-transfer orders directed in good faith by the corporation to any transfer agent to prevent possible violations of federal or state securities laws, rules or regulations, or for any other lawful purpose, upon surrender to the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         Section 3.  Fixing Record Date.

         (a) In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the date on which notice is given, or, if notice is waived, at the close of business on the date next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         (b) In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by this Section, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by statute, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

         (c) In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to receive any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

         Section 4. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of any share or shares to receive dividends, and to vote as such owner, and for all other purposes as such owner; and the corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

         Section 5. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                                    ARTICLE X

                                 INDEMNIFICATION

         (a) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (b) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (c) To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         (d) Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

         (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article X. Such expenses incurred by other employees or agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

         (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Article X shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         (g) The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article X.

         (h) For purposes of this Article X, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article X with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         (i) For purposes of this Article X, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article X.

         (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article X shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                   ARTICLE XI

                                     GENERAL

         Section 1. Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, or of the resolutions, if any, providing for any series of stock, may be declared by the Board of Directors at any meeting thereof, or by the Executive Committee at any meeting thereof. Dividends may be paid in cash, in property or in shares of the capital stock of the corporation, subject to the provisions of the certificate of incorporation or of the resolutions, if any, providing for any series of stock.

         Section 2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, deem proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose or purposes as the directors shall think conducive to the interests of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

         Section 3. Shares of Other Corporations. The Chairman of the Board, the President and any Vice President is authorized to vote, represent and exercise on behalf of the corporation all rights incident to any and all shares of any other corporation or other entity standing in the name of the corporation. The authority herein granted to said officer may be exercised either by said officer in person or by any person authorized so to do by proxy or power of attorney duly executed by said officer. Notwithstanding the above, however, the Board of Directors, in its discretion, may designate by resolution any additional person to vote or represent said shares of other corporations and other entities.

         Section 4. Checks. All checks, drafts, bills of exchange or demands for money of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

         Section 5. Corporate Records. The corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders giving the names and addresses of all stockholders and the number and class and series, if any, of shares held by each. All other books and records of the corporation may be kept at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine.

         Section 6. Fiscal Year. The fiscal year of the corporation shall be fixed by the Board of Directors; if not so fixed, it shall be the calendar year.

                                   ARTICLE XII

                                   AMENDMENTS

         These bylaws may be altered, amended or repealed or new bylaws may be adopted at any annual meeting of the stockholders or at any special meeting of the stockholders at which a quorum is present or represented, by the affirmative vote of the holders of a majority of the shares entitled to vote at such meeting and present or represented thereat, or by the affirmative vote of a majority of the whole Board of Directors at any regular meeting of the Board or at any special meeting of the Board, provided notice of the proposed alteration, amendment or repeal or the adoption of new bylaws is set forth in the notice of such meeting.